                                                                  EXECUTION COPY




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                                  DISTRIBUTION

                                       AND

                                  DEVELOPMENT

                                    AGREEMENT


                                     between


                                   CULTOR LTD.

                                       and

                                AQUASEARCH, INC.


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                                  May 14, 1996

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                                TABLE OF CONTENTS
                                                                            PAGE

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     Section 1.1    Defined Terms. . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2    Other Definitional Provisions. . . . . . . . . . . . . . . 2

ARTICLE II - SUBSCRIPTION FOR SHARES . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III - DISTRIBUTION OF THE PRODUCT. . . . . . . . . . . . . . . . . . . 3

     Section 3.1    Appointment as Exclusive Distributor . . . . . . . . . . . 3
     Section 3.2    Responsibilities of the Parties during the Exclusive
                      Distributorship Period . . . . . . . . . . . . . . . . . 4

          (a)  Cultor Responsibilities . . . . . . . . . . . . . . . . . . . . 4
          (b)  Company Responsibilities. . . . . . . . . . . . . . . . . . . . 4
          (c)  Cultor and Company Responsibilities . . . . . . . . . . . . . . 4

     Section 3.3    Minimum Sales and Production Capacity. . . . . . . . . . . 4
     Section 3.4    Product Pricing. . . . . . . . . . . . . . . . . . . . . . 5
     Section 3.5    Division of Product Sale Proceeds. . . . . . . . . . . . . 5
     Section 3.6    Terms and Conditions of Sale . . . . . . . . . . . . . . . 5
     Section 3.7    Deliveries . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 3.8    Force Majeure. . . . . . . . . . . . . . . . . . . . . . . 5
     Section 3.9    Defects. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 3.10   Warranties . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 3.11   Indemnification. . . . . . . . . . . . . . . . . . . . . . 6
     Section 3.12   License. . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 3.13   Termination of Exclusive Distributorship Prior to End of
                      Period . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 3.14   Independent Contractor.. . . . . . . . . . . . . . . . . . 7

ARTICLE IV - FORMATION AND DEVELOPMENT OF JOINT VENTURE COMPANY. . . . . . . . 8

ARTICLE V - CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . 8

     Section 5.1    General. . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Section 5.2    Exceptions . . . . . . . . . . . . . . . . . . . . . . . . 8
     Section 5.3    Survival . . . . . . . . . . . . . . . . . . . . . . . . . 9


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                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                            PAGE

ARTICLE VI - REPRESENTATIONS, WARRANTIES AND COVENANTS
           OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . 9

     Section 6.1    Corporate Existence and Power. . . . . . . . . . . . . . . 9
     Section 6.2    Articles of Incorporation and By-Laws. . . . . . . . . . . 9
     Section 6.3    Authority; Shareholders' Meeting; Noncontravention . . . . 9

ARTICLE VII - REPRESENTATIONS, WARRANTIES AND COVENANTS OF CULTOR. . . . . . .10

     Section 7.1    Corporate Existence and Power. . . . . . . . . . . . . . .10
     Section 7.2    Investment . . . . . . . . . . . . . . . . . . . . . . . .10
     Section 7.3    Binding Effect . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE VIII - CONDITIONS TO OBLIGATIONS . . . . . . . . . . . . . . . . . . .11

     Section 8.1    Conditions to Obligations of the Company . . . . . . . . .11

          (a)  Truth and Performance . . . . . . . . . . . . . . . . . . . . .11
          (b)  No Prohibition. . . . . . . . . . . . . . . . . . . . . . . . .11
          (c)  Svenska Foder AB. . . . . . . . . . . . . . . . . . . . . . . .11
          (d)  Additional Conditions . . . . . . . . . . . . . . . . . . . . .11

     Section 8.2    Conditions to Obligations of Cultor. . . . . . . . . . . .11

          (a)  Truth and Performance . . . . . . . . . . . . . . . . . . . . .11
          (b)  No Prohibition. . . . . . . . . . . . . . . . . . . . . . . . .11
          (c)  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . .12
          (d)  Additional Conditions . . . . . . . . . . . . . . . . . . . . .12

ARTICLE IX - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .12

     Section 9.1    Period of Agreement and Termination. . . . . . . . . . . .12
     Section 9.2    Notices. . . . . . . . . . . . . . . . . . . . . . . . . .12
     Section 9.3    Entire Agreement . . . . . . . . . . . . . . . . . . . . .13
     Section 9.4    Amendments . . . . . . . . . . . . . . . . . . . . . . . .13
     Section 9.5    Governing Law; Arbitration . . . . . . . . . . . . . . . .13
     Section 9.6    Assignment . . . . . . . . . . . . . . . . . . . . . . . .14
     Section 9.7    Binding Effect . . . . . . . . . . . . . . . . . . . . . .15
     Section 9.8    Waivers. . . . . . . . . . . . . . . . . . . . . . . . . .15


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

     Section 9.9    Partial Invalidity . . . . . . . . . . . . . . . . . . . .15
     Section 9.10   Severability . . . . . . . . . . . . . . . . . . . . . . .15
     Section 9.11   Costs and Attorneys' Fees. . . . . . . . . . . . . . . . .15
     Section 9.12   Public Announcements . . . . . . . . . . . . . . . . . . .15
     Section 9.13   Indemnity as to Representations, Warranties and
                     Covenants . . . . . . . . . . . . . . . . . . . . . . . .16
     Section 9.14   English Language . . . . . . . . . . . . . . . . . . . . .16
     Section 9.15   Counterparts . . . . . . . . . . . . . . . . . . . . . . .16

EXHIBITS

Exhibit A - Stockholders' Agreement



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

                     DISTRIBUTION AND DEVELOPMENT AGREEMENT

     This Distribution and Development Agreement is dated as of May 14, 1996 between Cultor Ltd., a corporation organized under the laws of Finland ("Cultor") and Aquasearch, Inc., a Colorado corporation (the "Company").

                                    RECITALS

     The Company has designed and developed a system for the commercial production of astaxanthin, a micro algae-based carotenoid (the "Product") for use in animal feed (including fish, shrimp and other aquaculture animal species) and animal nutrition applications (excluding any human food and human nutrition applications) and desires to develop further the production, distribution and marketing of the Product.

     Cultor desires to participate in the distribution, marketing and development of the Product through equity participation in the Company and as the Company's exclusive distributor for the Product and the Company wishes to accept Cultor's participation on such terms as are set forth in this Agreement.

     Accordingly, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 DEFINED TERMS. Unless the context otherwise requires, in this Agreement the following terms shall have the meanings defined below:

     "Affiliate"              with respect to any Person, any other Person that
                              directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified;

     "Agreement"              this Agreement and any modification, alternation,
                              addition or deletion hereto made in writing after the date of execution of this Agreement;

     "Application Scope"      the application scope of the development and
                              distribution rights granted to Cultor by the Company pursuant to Section 3.1(a) of this Agreement;

     "the Articles of         the Articles of Association of Cultor and all
     Association"             amendments thereto, as in effect on the date
                              hereof;



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     "the Articles of         the Articles of Incorporation of the Company and
     Incorporation"           all amendments thereto, as in effect on the date
                              hereof;

     "the By-Laws"            the By-Laws of the Company, or Cultor, as the
                              context requires, and all amendments thereto, as in effect on the date hereof;

     "the Closing" or         the date and time upon which the Shares shall be
     "the Closing Date"       issued to Cultor pursuant to the Stock
                              Subscription Agreement;

     "the Company"            Aquasearch, Inc., a Colorado corporation;

     "GAAP" generally accepted accounting principles in the United States;

     "the Parties" or         the parties to this Agreement or a party to this
     "Party"                  Agreement;

     "Person" any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, governmental body, agency or authority;

     "Product"                the micro algae-based carotenoid, astaxanthin;

     "Shares" the 400,000 shares of common stock in the authorized capital of the Company, U.S.$0.0001 par value per share, to be sold by the Company and purchased by Cultor pursuant to the terms and conditions of the Stock Subscription Agreement; and

     "the Stock Subscription  the Stock Subscription Agreement to be entered
     Agreement"               into between the Company and Cultor simultaneously
                              with the execution of this Agreement with respect to the sale by the Company and the purchase by Cultor of the Shares.

     Section 1.2    OTHER DEFINITIONAL PROVISIONS.

          (a) Where the context permits, the singular includes the plural and vice versa and one gender includes any gender. Words importing the whole shall be treated as including a reference to any part thereof.

          (b) References to Sections are references to sections of this Agreement.


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          (c)  Section headings are inserted in this Agreement for convenience only and shall not affect the construction hereof in any way.

                                   ARTICLE II

                             SUBSCRIPTION FOR SHARES

     Concurrent with the execution of this Agreement, the parties shall execute the Stock Subscription Agreement.

                                   ARTICLE III

                           DISTRIBUTION OF THE PRODUCT

     Section 3.1    APPOINTMENT AS EXCLUSIVE DISTRIBUTOR.

          (a) The Company hereby appoints Cultor as its exclusive worldwide distributor (the "Exclusive Distributorship") to solicit sales orders for the Product and to purchase the Product (as such term is defined in the Recitals to this Agreement) from the Company for resale of the Product to customers for all animal feed (including fish, shrimp and other aquaculture animal species) and animal nutrition applications (excluding any human food and human nutrition applications) (collectively, the "Application Scope") for a period of three years from the Closing Date (the "Exclusive Distributorship Period"). The Company shall not itself compete with Cultor within the Application Scope or appoint or permit any other Person to compete with Cultor in such capacity or in any other capacity, as employee, agent, distributor or otherwise, within the Application Scope. In acting as the Company's Exclusive Distributor, Cultor may solicit sales directly or through one or more of its Affiliates, in which event the Company will ship the Product directly to such Affiliate or, at Cultor's direction, directly to the customer and shall invoice the relevant Cultor Affiliate for the Transfer Price as calculated in accordance with Section 3.5 of this Agreement.

          (b)  During the Exclusive Distributorship Period, Cultor agrees to
(a) not market or solicit sales orders for micro algae-based carotenoids produced by any other party, and (b) use its best efforts to ensure that all sales orders solicited by Cultor are intended for use in animal feed applications (including fish, shrimp and other aquaculture animal species) or animal nutrition applications (excluding any human food and human nutrition applications). It is expressly understood that Cultor together with its Affiliates is one of the largest users of carotenoids in the world and that this Agreement shall not in any way limit the choice of carotenoids that Cultor or its Affiliates decide to use as raw material in its production. Furthermore, it is expressly agreed that this Agreement shall not limit Svenska Foder AB's right to act in accordance with the agreement it has entered into with the Swedish company AstaCarotene AB regarding carotenoids, as such agreement may be amended from time to time. Inasmuch as the product provided from AstaCarotene AB to Svenska Foder AB is used primarily by Svenska Foder AB in its own feed production, Cultor shall use its reasonable efforts to provide that, so long as Svenska Foder AB is an Affiliate of Cultor, no commercially


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significant volumes of such product are sold by Svenska Foder AB to third parties, except for animal feed and animal nutrition applications in Sweden, Denmark, Norway and Finland for poultry, pigs, cattle and horses.

     Section 3.2 RESPONSIBILITIES OF THE PARTIES DURING THE EXCLUSIVE DISTRIBUTORSHIP PERIOD. During the Exclusive Distributorship Period the responsibilities of the parties will be as follows:

          (a) CULTOR RESPONSIBILITIES. Cultor shall use its reasonable efforts to investigate, obtain governmental approvals for, promote and distribute the Product, at its own expense, as soon as reasonably practicable after the Closing, using generally the same channels and methods, exercising the same diligence, and adhering to the same standards which it employs with respect to its own products. Unless prohibited by local law, all such registrations and approvals shall be in the name of the Company and Cultor. Cultor shall not distribute or market any micro algae-based carotenoid directly competitive with the Product during the term of this Agreement. Cultor shall not make any changes, alterations, modifications or additions to the Product without prior written approval of the Company.

          (b) COMPANY RESPONSIBILITIES. The Company shall supply Cultor's requirements for the Product consistent with Cultor's forecasts of its expected requirements for the Product, and shall promptly notify Cultor of any expected delay and the duration of any expected delay. The Company shall provide Cultor with materials necessary to obtain health registrations, to the extent practicable, and with information on marketing and promotional plans of the Company, including copies of marketing, advertising, sales and promotional literature concerning the Product produced by the Company, if any. The Company shall provide Cultor with certificates of analysis of the Product, certificates of free sale, trademark authorizations, and any other documents which Cultor may require for registration purposes, at Cultor's request and expense, if available.

          (c) CULTOR AND COMPANY RESPONSIBILITIES. Cultor and the Company shall have quarterly meetings regarding Product production and commercialization and demonstrate to each other reasonable development of the Product within the Application Scope. During these quarterly meetings, Cultor and the Company will discuss the progress of the production and commercialization of the Product and establish production schedules and purchase order forecasts for succeeding quarters.

     Section 3.3 MINIMUM SALES AND PRODUCTION CAPACITY. (a) Within one year from the date of the Closing, Cultor shall submit minimum sales orders for the Product of 40 kilograms per month and the Company shall have developed the production capacity for a minimum of 40 kilograms of the Product per month, and
(b) within two years from the date of the Closing the corresponding volumes for the Product shall have increased to 120 kilograms. Orders transmitted by Cultor but which are unfilled by the Company during the two years following the Closing shall be deemed filled for the sole purpose of determining whether Cultor has met the annual sales targets in 1997 and 1998.


                                       -4-
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     Section 3.4    PRODUCT PRICING.  The Company and Cultor shall  discuss the pricing strategy for the Product, but all final decisions regarding the resale pricing for the Product are at Cultor's sole discretion. The price for sales of the Product to Affiliates of Cultor shall be decided on an arms length basis.

     Section 3.5 DIVISION OF PRODUCT SALE PROCEEDS. During the Exclusive Distributorship Period, the Company and Cultor shall share equally in the margin (the "Transfer Price") between production costs, determined in accordance with GAAP ("Aquasearch Production Costs"), and net sales price, which shall be determined in accordance with Cultor's accounting system as in effect on the date hereof ("Net Sales Price") as follows: Net Sales Price shall equal the gross sales price invoiced to the customer less volume bonuses, freight, and agents commissions The Transfer Price shall be adjusted forward every three months based on the actual year-to-date Aquasearch Production Costs and Net Sales Prices. Notwithstanding the foregoing, it is expressly understood and agreed that in the event the exclusivity of Cultor's Exclusive Distributorship terminates pursuant to Section 3.13 hereof, the Transfer Price shall not take into account sales from customers for which Cultor did not transmit the applicable order. For the avoidance of doubt, a sample calculation of Net Sales Price shall be agreed to by the Parties as a condition to Closing pursuant to
Article VIII hereof.

     Section 3.6 TERMS AND CONDITIONS OF SALE. All purchases of the Product by Cultor from the Company during the term of this Agreement shall be subject to the terms and conditions of this Agreement and to the Company's published Standard Terms and Conditions of Sale (FOB production facility, net 30 days) which shall be approved by Cultor as a condition to Closing pursuant to
Article VIII hereof, provided that in the event of any conflict between the terms of this Agreement and such Standard Terms, this Agreement shall control. All payments to the Company by Cultor shall be in U.S. currency.

     Section 3.7 DELIVERIES. All deliveries shall be made by the Company as directed by Cultor to Cultor, a Cultor Affiliate, or to the customer and shall be invoiced by the Company to Cultor or a Cultor Affiliate as directed by Cultor.

     Section 3.8 FORCE MAJEURE. The Company shall not be liable by reason of failure or delay in the delivery of the Product due to fire, flood, storm, earthquake, hurricane, volcanic eruption or act of God, riot, civil commotion, embargo, hostility, mobilization for war, interference by civil or military authority, domestic or foreign governmental act, regulation or ruling, including but not limited to priorities, allocation, freeze or rationing order, strike, labor dispute, the inability of the Company to procure labor, machinery, equipment, materials or supplies, or any other similar or dissimilar cause beyond the control of the Company.

     Section 3.9 DEFECTS. Cultor shall receive observations and complaints made by customers in respect of alleged defects in Products delivered and shall promptly inform the Company of any such case.


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     Section 3.10   WARRANTIES.  The Company shall provide Cultor with Product specifications reasonably acceptable to Cultor as a condition to Closing pursuant to Article VIII hereof. The Company expressly warrants that the Product shall meet such Product specifications and any other Product specification as mutually agreed by the Parties from time to time (as amended from time to time, the "Product Specifications") and shall promptly replace any Product not meeting the Product Specification in all respects. It is understood that microalgae is a plant and as such there will be natural variations from production lot to production lot, and the Company shall standardize the content of astaxanthin meaning that there will be variations in the level of other defined ingredients. However, in no event shall the Product contain elements at levels that Cultor determines in good faith (and then notifies the Company) to be harmful for animals.

     Section 3.11 INDEMNIFICATION. The Company shall indemnify Cultor from any losses, damages, expenses (including interest, penalties, and reasonable attorneys' fees and disbursements, which shall include attorneys' fees and disbursements on appeal), or other liabilities which Cultor may suffer, if any, arising with respect to third-party claims of Persons to which the Product is sold by the Company alleging that the Product does not conform in all respects with the Product Specifications, or third-party claims alleging that the manufacture of the Product violates the intellectual property rights of any Person, provided that such indemnification obligation shall be subject in any event to the following conditions: (i) the Company shall have received prompt notice of such claim by Cultor, (ii) the Company at its option shall have the sole right and obligation to control at its expense any resulting litigation and settlement negotiations, (iii) Cultor shall cooperate fully with all reasonable requests made by the Company with respect to such claims, and (iv) Cultor shall have made no representations or warranties with respect to the Product not made by the Company or consistent with the specifications. Cultor shall indemnify the Company from any loss, damages, expenses (including interest, penalties, and reasonable attorneys' fees and disbursements, which shall include attorneys' fees and disbursements on appeal) or other liabilities which the Company may suffer, to the extent that such liabilities relate to pigment, animal feed or nutrition claims regarding the Product made by Cultor or any Affiliate of Cultor, or third-party claims alleging that the sale, distribution, or use of the Product violates the intellectual property rights of any Person, provided that such indemnification obligation shall be subject to the following conditions: (i) Cultor shall have received prompt notice of such claim by the Company, (ii) Cultor at its option shall have the sole right and obligation to control at its expense any resulting litigation and settlement negotiations,
(iii) the Company shall cooperate fully with all reasonable requests made by Cultor with respect to such claims, and (iv) the Company shall have made no representations or warranties with respect to pigment, animal feed or nutrition claims not made by Cultor.

     Section 3.12 LICENSE; TRADEMARKS; PACKAGING. The Exclusive Distributorship constitutes a worldwide, royalty free, irrevocable license from the Company to Cultor to use the "Aquasearch" trade name, or any other of the Company's trade names, trademarks, service marks, or any related characterizations solely during the term of the Exclusive Distributorship Period and solely in connection with the marketing, sale and distribution of the Product. Cultor shall have the right to sell the Product under its own trademarks and brand names, with the addition of the text: "Manufactured by Aquasearch, Inc., Hawaii, USA," in which case these trademarks and brand names shall be the exclusive property of Cultor during and after the term of this Agreement. The Company shall package the Product for sale to Cultor in accordance with Cultor's instructions as to Product labeling, trademarks, brand names etc. during the term of this Agreement.

     Section 3.13   TERMINATION OF EXCLUSIVE DISTRIBUTORSHIP PRIOR TO END OF
PERIOD.

          (a) If the minimum sales orders or production capacity volumes described in sub-paragraphs (a) and (b) of Section 3.3 hereof are not achieved by either Party, the other Party shall have the right to promptly terminate the Exclusive Distributorship upon 30 days' prior written notice, and the provisions of Article IV hereof shall not take effect.

          (b) Without prejudice to any other rights it may have hereunder or at law, either Party shall have the right to terminate the provisions of this
Article III without prior written notice upon the occurrence of any of the following: (i) the other Party should violate any of the provisions or conditions of this Agreement, and should fail to discontinue and correct such violation within 120 days after receipt of notice in writing from the complaining Party; or (ii) the other Party becomes insolvent or fails generally to pay its debts as they come due.

          (c) Unless the Parties otherwise agree, the Exclusive Distributorship shall cease if Cultor does not exercise the Ocean Color Option (as such term is defined in Section 4.1 hereof) within the Exclusive Distributorship Period and the Company shall thereafter have the exclusive worldwide right to sell the Product to all customers and prospective customers, to perform all ancillary sales and marketing activities and to appoint other agents and distributors and any such rights that Cultor shall have enjoyed under this Agreement with respect to these matters shall expire and be null and void. In such event, patents, regulatory filings and know-how regarding carotenoids in general developed by Cultor shall remain the property of Cultor and patents, regulatory filings and know-how related to carotenoids specifically in Haematococcus Pluvialis or other algae developed by the Company shall remain the property of the Company. In the event separation of such patents and know-how as aforesaid proves impracticable, the Parties will enter into appropriate cross-licensing or other agreed arrangements with each other whereby each Party will grant to the other the non-exclusive rights to the use of such patents and know-how; PROVIDED, HOWEVER, that Cultor and the Company expressly agree that all patents and know-how of the Company identified to Cultor in writing as a condition to Closing pursuant to
Article VIII hereof and any patent or continuation issuing therefrom, constitutes highly proprietary technology developed by the Company prior to and outside the scope of this Agreement and that, under no circumstances upon termination of the Exclusive Distributorship shall Cultor claim or be entitled to any license to such technology by virtue of the provisions of this Agreement.


     Section 3.14 INDEPENDENT CONTRACTOR. Cultor shall be conclusively deemed to be an independent contractor with respect to the provisions of this
Article III. Unless expressly provided to the contrary herein, all action taken pursuant to the Exclusive Distributorship shall be at Cultor's own expense. Nothing herein contained shall constitute Cultor the agent of the Company for any purpose or authorize Cultor to assume or create any obligation or responsibility on behalf of or in the name of the Company except as expressly set forth in this
Article III.

                                   ARTICLE IV

               FORMATION AND DEVELOPMENT OF JOINT VENTURE COMPANY

     Provided the Exclusive Distributorship has not been terminated pursuant to
Section 3.13 hereof, it is contemplated by the Parties that they will form a joint venture company during the Exclusive Distributorship Period on substantially the terms and conditions set forth in the Stockholders' Agreement attached hereto as Exhibit A (the "Stockholders' Agreement"). The Stockholders' Agreement assumes that the entity to be used by the joint venture company will be a Delaware corporation. The Parties acknowledge, however, that at the time of formation, business, operational, management, legal, accounting, taxation, intellectual property and other strategic considerations may indicate that a different business organization, such as a limited liability company, would be a more advantageous structure for the business. In the event that such a determination is made by the Parties, then the agreement establishing the new entity will contain substantially the same terms and conditions, protections, rights and obligations as are set forth in the Stockholders' Agreement, with such modifications and changes as may be required by the legal structure of the new entity. Regardless of the form of business organization selected for the joint venture company, it is contemplated by the Parties that the joint venture company will be located in the Hawaii Ocean Science and Technology Park at Keahole Point, Kailua-Kona, Hawaii.

                                    ARTICLE V

                                 CONFIDENTIALITY

     Section 5.1 GENERAL. The Parties to this Agreement shall maintain in strictest confidence and shall cause their directors, officers, employees, agents, counsel and representatives to maintain in strictest confidence, all proprietary and confidential information and materials (whether or not patentable), including, without limitation, equipment, processes, methods, data, software, reports, know-how, sources of supply, price information and quotations, customer lists, patent positions and business plans which are communicated to, learned of, developed or otherwise acquired by either Party, directly or indirectly, pursuant to this Agreement and any other information designated by the disclosing Party as confidential or proprietary in relation to the subject matter of this Agreement, which information is provided by one Party to the other either directly or indirectly ("Confidential Information"). All such Confidential Information shall remain the property of the Company or Cultor as the case may be and upon the expiration or termination of this Agreement shall be returned to the Company or Cultor as applicable, or, at either Party's election, destroyed.

     Section 5.2 EXCEPTIONS. Confidential Information shall not include any information that (a) becomes known to the general public without the fault or breach (including simple negligence) of the receiving party; or (b) was already known to the recipient as evidenced by prior written documents in its possession; or (c) is disclosed to the recipient by a third party who is not in default of any confidentiality obligation to the disclosing party hereunder; or (iv) is developed by or on behalf of the receiving party, without reliance on Confidential Information received hereunder. Each party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the other party from any violation or threatened violation of this Section 5.2.

     Section 5.3 SURVIVAL. The obligations of this Article V shall survive termination of this Agreement and each of the Parties hereto shall continue to observe them regardless of whether its rights hereunder shall be terminated or it shall cease to be a Party hereto.

                                   ARTICLE VI

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     In order to induce Cultor to enter into this Agreement, the Company makes the following representations, warranties and covenants to Cultor, intending Cultor to rely upon each of said representations, warranties and covenants:

     Section 6.1 CORPORATE EXISTENCE AND POWER. The Company is a public company duly incorporated, validly existing and in good standing under the laws of the State of Colorado. The Company has all requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to acquire and own, lease and operate its properties and to carry on its business as currently conducted in all states and countries where required except where the failure to have such licenses, authorizations, consents and approvals, would not have, in the aggregate, a material adverse effect on the business, assets, financial condition, or results of operations of the Company.

     Section 6.2 ARTICLES OF INCORPORATION AND BY-LAWS. The Company has previously delivered to Cultor true and complete copies of its Articles of Incorporation and By-Laws as in effect on the date hereof and will provide a true and complete copy of its Articles of Incorporation and By-Laws as a condition to Closing pursuant to Article VIII hereof.

     Section 6.3 AUTHORITY; SHAREHOLDERS' MEETING; NONCONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby has been duly authorized by all necessary corporate action and requires no action by or in respect of or consent or approval of or filing by the Company with, any governmental body, agency or authority, provided, however, that the Company has advised Cultor that the transactions contemplated by this Agreement require the approval of the shareholders of the Company, which the Company covenants to use its best efforts to secure as promptly as practicable at a meeting of the shareholders of the Company (the "Shareholders' Meeting") to be held following the execution of this Agreement and in any event on or before August 31, 1996, or such other date as the parties may agree. Subject only to such shareholders' approval, the execution, delivery and performance by the Company of this

Agreement and the transactions contemplated hereby does not and will not contravene or constitute a default under (a) the Articles of Incorporation and By-Laws of the Company, (b) the terms of any judgment, injunction, order or decree applicable to the Company, (c) any provision of law or regulation applicable to the Company as in effect on the date hereof, or (d) any material agreement, contract or other instrument binding upon the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject only to (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, including, without limitation, specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, and (iii) the approval of the transactions contemplated hereby by the Company's shareholders at the Shareholders' Meeting.

                                   ARTICLE VII

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF CULTOR

     In order to induce the Company to enter into this Agreement, Cultor makes the following representations, warranties and covenants, intending that the Company rely upon each of said representations, warranties and covenants:

     Section 7.1 CORPORATE EXISTENCE AND POWER. Cultor is a company duly incorporated, validly existing and in good standing under the laws of Finland. Cultor has all requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     Section 7.2 INVESTMENT. As of the date hereof, Cultor owns no equity securities of the Company and covenants not to purchase any such securities of the Company except as contemplated by the Stock Subscription Agreement, during the term of this Agreement.

     Section 7.3 BINDING EFFECT. Cultor has the full legal right and power to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Cultor of this Agreement and the transactions contemplated hereby has been duly authorized by all necessary action on Cultor's part, requires no action by or in respect of or consent or approval of or filing by Cultor with, any governmental body, agency or authority, and does not and will not contravene or constitute a default under
(a) Cultor's Articles of Association or By-Laws, (b) the terms of any judgment, injunction, order or decree applicable to Cultor, (c) any provision of law or regulation applicable to Cultor as in effect on the date hereof, or (d) any material agreement, contract or other instrument binding upon Cultor. This Agreement has been duly executed and delivered by Cultor and constitutes a valid and binding agreement of Cultor, enforceable in accordance with its terms, subject only to (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, including, without limitation, specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, and (iii) the approval of the transactions contemplated hereby by the Company's shareholders at the Shareholders' Meeting.

                                  ARTICLE VIII

                            CONDITIONS TO OBLIGATIONS

     Section 8.1 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to enter into this Agreement shall be subject to the fulfillment, prior to or at the Closing, of all of the following conditions:

          (a) TRUTH AND PERFORMANCE. The representations, warranties and covenants of Cultor contained in this Agreement shall be true and correct in all material respects at and as of the time of the Closing and Cultor shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Cultor prior to or at the Closing.

          (b) NO PROHIBITION. The issuance of the Shares pursuant to the Stock Subscription Agreement shall not be prohibited by any applicable law, court order or governmental regulation.

          (c) SVENSKA FODER AB. Prior to executing this Agreement, Cultor shall provide a letter from Svenska Foder AB to the Company dated the date of this Agreement confirming that the execution, delivery and performance by the Company and Cultor of this Agreement will not violate or constitute a breach of or default under any agreement between the Company and Svenska Foder AB.

          (d) ADDITIONAL CONDITIONS. The documentation required to be delivered at the Closing pursuant to Sections 3.5, 3.6, 3.10, 3.13(c) and 6.2 hereof shall have been delivered.

     Section 8.2 CONDITIONS TO OBLIGATIONS OF CULTOR. The obligation of Cultor to enter into this Agreement shall be subject to the fulfillment, prior to or at the Closing, of all of the following conditions:

          (a) TRUTH AND PERFORMANCE. The representations, warranties and covenants of the Company contained in this Agreement shall be true and correct in all material respects at and as of the time of the Closing, and the Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company prior to or at the Closing.
 .
          (b) NO PROHIBITION. The issuance of the Shares pursuant to the Stock Subscription Agreement shall not be prohibited by any applicable law, court order or governmental regulation.

          (c) OPINION OF COUNSEL. Cultor shall have received the opinion of the Company's counsel dated the Closing Date in form and substance satisfactory to counsel for Cultor.

          (d) ADDITIONAL CONDITIONS. The documentation required to be delivered at the Closing pursuant to Sections 3.5, 3.6, 3.10, 3.13(c) and 6.2 hereof shall have been delivered.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1 PERIOD OF AGREEMENT AND TERMINATION. Subject only to the approval of the shareholders of the Company contemplated by Section 6.3 of this Agreement, this Agreement shall come into effect on the date hereof and shall continue hereafter to bind the Company and Cultor for so long as Cultor shall beneficially own any Shares, except as otherwise set forth in Article VII hereof.

     Section 9.2 NOTICES. Any notice, consent or approval required or permitted to be given or sent hereunder shall be in writing and may be delivered personally or sent by telecopied facsimile, or by first class mail, postage prepaid (if to an address in the same country as the sender) or air mail or its equivalent (if to an address outside the sender's country) to the Party on whom it is to be served at the address of that Party set forth below:

          (a)  If to the Company, to:

               Aquasearch, Inc.
               73-4460 Queen Kaahumanu Highway
               Suite 110
               Kailua Kona HI 96740
               Attention: General Manager
               Fax: 808-326-9401

          with a copy to:

               Steven L. Berson, Esq.
               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto
               California 94304-1050
               Fax: 415-493-6811

          (b)  If to Cultor, to:

               Cultor Ltd.
               Kyllikkiportti 2
               FIN-00240 Helsinki
               Finland
               Attention: General Counsel
               Facsimile Transmission No.: 358-0-1344-1472

          with a copy to:

               Robert A. McTamaney, Esq.
               Carter, Ledyard & Milburn
               2 Wall Street
               New York, New York 10005
               Facsimile Transmission No.: 212-732-3232

          (c) Any notice or other documents sent by post properly addressed as aforesaid shall be deemed served seven days after the date of posting if sent air mail and two days after the date of posting if sent by first class post and any notice or other documents sent by telecopied facsimile shall be deemed served on the day of transmission.

          (d) Notices shall be served on the parties hereto at their addresses set out herein or at such other addresses as may be substituted for the purpose by a notice duly served in accordance with the provisions of this Section 9.2.

     Section 9.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the matters dealt with herein and supersedes any previous agreements or understandings between the Parties in relation to such matters. Each of the Parties acknowledges that in entering into this Agreement, it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein. No variation of this Agreement shall be valid or effective unless made by one or more instruments in writing and signed by the Parties.

     Section 9.4 AMENDMENTS. This Agreement may be amended, modified or supplemented only by a written instrument that refers expressly to this Agreement and that is executed by an authorized signatory of both of the Parties hereto. Any modification or variation of this Agreement other than in accordance with this Section 9.4 shall be null and void.

     Section 9.5    GOVERNING LAW; ARBITRATION.

          (a) Any dispute or claim arising out of or in relation to this contract, or the interpretation, making, performance, breach, validity or termination thereof, shall be finally settled by binding arbitration in New York, New York under the International Arbitration Rules of the

American Arbitration Association (the "Rules") by three arbitrators. All arbitrators must be impartial, independent, and experienced in international arbitration. Within thirty (30) days after commencement of the arbitral proceedings, each Party shall select one arbitrator and, if possible, the Parties will jointly agree on a third arbitrator who will be the chair of the arbitral tribunal. If either Party fails to appoint an arbitrator, or if the Parties do no jointly agree on a third arbitrator within such thirty (30) day period, the AAA shall, within fifteen (15) days thereafter, appoint such arbitrator(s) from the International Panel.

          (b) This contract shall be governed, interpreted and construed exclusively under the substantive laws of the State of New York. The arbitrators shall apply New York law to the merits of any dispute or claim, without referenced to rules of conflict of law. The arbitrators shall have the power to decide all questions of arbitrability. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. At the request of either Party, the arbitrators will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (c) The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrators.

          (d) The arbitrators will award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees, including, without limitation, AAA administrative fees, arbitrator fees, travel expenses, out-of-pocket expenses (including, without limitation, such expenses as copying, telephone, facsimile, postage, and courier fees), witness fees, and attorneys' fees and disbursements.

     Section 9.6 ASSIGNMENT. The rights and liabilities conferred by this Agreement are personal to the Parties hereto and may not be assigned or transferred in whole or in part by either Party hereto without the prior consent in writing of the other Party; except that either may, with the consent of the other not to be unreasonably withheld, assign its rights and obligations hereunder to any of its Affiliates, provided that in such event the assigning party shall not be relieved of its obligations hereunder. Notwithstanding anything else in this Section 9.6 or this Agreement to the contrary, the Parties each understand and agree that the Company desires to change the jurisdiction of its incorporation from Colorado to Delaware, that a proposal to approve such reincorporation in Delaware may be included in the proxy statement to be distributed to the Company's shareholders in connection with the Shareholders' Meeting (or at another meeting of the Company's shareholders held at a later date), and that, if the reincorporation proposal is approved by the Company's Shareholders at the Shareholders' Meeting, the Company will proceed to effect the reincorporation as soon as possible thereafter. The Company and Cultor each expressly approve of the reincorporation and agree that the Company may assign all of its rights, duties, obligations, covenants and benefits under this Agreement to the Delaware successor corporation, and that, upon consummation of such assignment, all of the rights, obligations, covenants and benefits of Cultor and such Delaware successor corporation shall be the same as if this Agreement had been entered into between Cultor and such Delaware successor corporation on the date hereof.

     Section 9.7 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties hereto and nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the Parties and successors and assigns permitted by Section 9.6, any right, remedy or claim under or by reason of this Agreement.

     Section 9.8    WAIVERS.

          (a) No failure to exercise and no delay in exercising on the part of any Party hereto any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof.

          (b) In the event that any Party hereto shall expressly waive any breach, default or omission hereunder, no such waiver shall apply to, or operate as, a waiver of similar breaches, defaults or omissions or be deemed a waiver of any other breach, default or omission hereunder.

          (c) The rights and remedies of each of the Parties in connection herewith are cumulative and are not exclusive of any rights or remedies provided by law or equity.

     Section 9.9 PARTIAL INVALIDITY. The respective restrictions on the Parties herein contained are considered reasonable by the Parties but, if any such restriction shall be found void but would be valid if some part thereof were deleted or the period or area of application reduced, such restriction shall apply with such modification as may be necessary to make it valid and effective.

     Section 9.10 SEVERABILITY. If at any time any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, neither the validity, legality or enforceability of the remaining provisions shall in any way be affected or impaired thereby.

     Section 9.11 COSTS AND ATTORNEYS' FEES. Each Party will pay its own costs and attorneys' fees incident to this Agreement and the transactions contemplated hereby (except as may be specifically provided for herein) whether or not these transactions shall be consummated.

     Section 9.12 PUBLIC ANNOUNCEMENTS. Neither of the Parties hereto shall issue any press release or otherwise publicize this Agreement or the transactions contemplated herein prior to the Closing without the approval of the other Party, which approval shall not be unreasonably withheld. Cultor recognizes that the Company is a public company subject to disclosure requirements under applicable law. The approval of a specific press release or other form of publicity shall not constitute approval of subsequent press releases or publicity.

     Section 9.13 INDEMNITY AS TO REPRESENTATIONS, WARRANTIES AND COVENANTS. The rights of the Parties to enforce the representations, warranties and covenants contained in this Agreement shall survive the Closing. Cultor and the Company agree to indemnify and hold each other harmless from any losses, damages, expenses (including interest, penalties, and reasonable attorneys' fees and disbursements, which shall include attorneys' fees and disbursements on appeal), or other liabilities which either may suffer, directly or indirectly, by reason of the inaccuracy of any warranty or representation, or breach of any covenant, of the other Party hereto contained in this Agreement.

     Section 9.14 ENGLISH LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects. All communications and notices hereunder shall be in the English language

     Section 9.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by ether Party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any Party hereto to produce or account for more than one such counterpart executed and delivered by such Party.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their authorized representatives as of the date first written above.


Attest:                                 CULTOR, LTD.


By:  /s/ Juha Kurkinen                  By:    /s/ Tom von Weyman
   --------------------------               -----------------------------------
     (Secretary)                             Name:     Tom von Weyman
                                             Title:    Executive Vice President



                                        By:   /s/ Tommy Laakso
                                            -----------------------------------
                                             Name:     Tommy Laakso
                                             Title:    Business Development
                                                       Director
                                                       Cultor Food Ingredients



Attest:                                 AQUASEARCH, INC.



By:  /s/ Steven L. Berson               By:   /s/ Mark E. Huntley
   ------------------------------           -----------------------------------
     (Secretary)                             Name:     Mark E. Huntley, Ph.D.
                                             Title:    President and Chief
                                                       Executive Officer

                                    EXHIBIT A
                    TO DISTRIBUTION AND DEVELOPMENT AGREEMENT
                            DATED AS OF MAY 14, 1996
                    BETWEEN AQUASEARCH, INC. AND CULTOR LTD.

NOTE: THE FOLLOWING STOCKHOLDERS' AGREEMENT ASSUMES THAT THE ENTITY TO BE FORMED FOR A POTENTIAL JOINT VENTURE COMPANY BETWEEN AQUASEARCH, INC. AND CULTOR LTD. WILL BE A DELAWARE CORPORATION. AT THE TIME OF FORMATION OF THE JOINT VENTURE COMPANY, BUSINESS, OPERATIONAL, MANAGEMENT, LEGAL, ACCOUNTING, TAXATION, INTELLECTUAL PROPERTY AND OTHER STRATEGIC CONSIDERATIONS MAY INDICATE THAT A DIFFERENT BUSINESS ORGANIZATION, SUCH AS A LIMITED LIABILITY COMPANY, WOULD BE A MORE ADVANTAGEOUS STRUCTURE FOR THE BUSINESS. IN THE EVENT THAT SUCH A DETERMINATION IS MADE, THEN THE AGREEMENT ESTABLISHING THE NEW ENTITY WILL CONTAIN SUBSTANTIALLY THE SAME TERMS AND CONDITIONS, PROTECTIONS, RIGHTS AND OBLIGATIONS AS ARE SET FORTH IN THE FOLLOWING STOCKHOLDERS' AGREEMENT, WITH SUCH MODIFICATIONS AND CHANGES AS MAY BE REQUIRED BY THE LEGAL STRUCTURE OF THE NEW ENTITY. THE FORM OF BUSINESS ENTITY TO BE USED FOR THE JOINT VENTURE COMPANY SHALL BE DETERMINED BY MUTUAL CONSENT OF AQUASEARCH AND CULTOR.

                             STOCKHOLDERS' AGREEMENT

Stockholders' Agreement, made as of the ____ day of _______, 199_, between Cultor Ltd., a Finnish corporation ("CULTOR"), Aquasearch, Inc., ("AQUASEARCH"), a Colorado corporation and _____________, a Delaware corporation (the "CORPORATION").

                                    RECITALS:

     WHEREAS, Cultor and Aquasearch are parties to that certain Distribution and Development Agreement dated as of May 14, 1996 and as amended to the date hereof (the "CULTOR/AQUASEARCH DISTRIBUTION AGREEMENT") and that certain Stock Subscription Agreement dated as of May 14, 1996 and as amended to the date hereof (the "CULTOR/AQUASEARCH STOCK SUBSCRIPTION AGREEMENT"); and

     WHEREAS, Cultor and Aquasearch have formed the Corporation to make, use and sell the Product (as hereinafter defined) within the Application Scope (as hereinafter defined), as provided for herein; and

     WHEREAS, Aquasearch desires to grant to the Corporation a license, subject to the terms and conditions set forth in this Agreement, to use certain Microalgae Technology (as hereinafter defined) developed or obtained by Aquasearch to make, use and sell the Product within the Application Scope and Cultor, Aquasearch and the Corporation desire to establish the terms and conditions of such license; and

     WHEREAS, the Corporation desires to grant to Aquasearch a license, subject to the terms and conditions set forth in this Agreement, to use certain Microalgae Technology developed or obtained by the Corporation to make, use and sell (i) the Product outside the Application Scope and (ii) any and all microalgae products other than the Product in any and all fields (including within the

Application Scope) and Cultor, Aquasearch and the Corporation desire to establish the terms and conditions of such license; and

     WHEREAS, Cultor, Aquasearch and the Corporation desire to establish the policies and procedures pursuant to which the Corporation will be managed and financed; and

     WHEREAS, Cultor, Aquasearch and the Corporation desire to establish the terms and conditions pursuant to which Cultor will have the option to purchase a portion of Aquasearch's ownership interest in the Corporation; and

     WHEREAS, Cultor, Aquasearch and the Corporation desire to establish the terms and conditions of a marketing agreement among Cultor, Aquasearch and the Corporation (to be entered into upon the exercise of Cultor's option to purchase a portion of Aquasearch's ownership interest in the Corporation) pursuant to which the Corporation will make the Product for use within the Application Scope, Cultor will market and sell the Product within the Application Scope and the Corporation will pay Aquasearch a royalty in connection therewith; and

     WHEREAS, Aquasearch and the Corporation desire to establish their respective rights upon termination of this Agreement in and to certain Microalgae Technology developed or obtained by Aquasearch and the Corporation;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, Cultor, Aquasearch and the Corporation agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1 DEFINED TERMS. Unless the context otherwise requires, in this Agreement the following terms shall have the meanings defined below:

     "Additional Agreements"            means the Aquasearch/Corporation License
                                        Agreement, the Corporation/Aquasearch
                                        License Agreement and the
                                        Cultor/Corporation Marketing Agreement
                                        (if applicable);

     "Affiliate"                        with respect to any Person, any other
                                        Person that directly or indirectly,
                                        through one or more intermediaries,
                                        controls or is controlled by or is under common control with the Person specified;

     "Agreement"                        this Agreement and any modification,
                                        alternation, addition or deletion hereto made in writing after the date of execution of this Agreement;

     "Application Scope"                means the commercial production of
                                        natural astaxanthin, a microalgae-based
                                        carotenoid derived from HAEMATOCOCCUS
                                        PLUVIALIS, a species of microalgae, for
                                        use in animal feed (including fish,
                                        shrimp and other aquaculture animal
                                        species) and animal nutrition
                                        applications (excluding any human food
                                        and human nutrition applications);

     "Aquasearch/Corporation
     License Agreement"                 means that certain License Agreement
                                        between Aquasearch and the Corporation
                                        dated the date hereof and described in
                                        Section 10.1 hereof;

     "Aquasearch Production Costs"      has the meaning set forth in the
                                        Aquasearch/Cultor Distribution
                                        Agreement;

     "Astaxanthin Production-Related
     Fixed Assets"                      shall mean the fixed assets (exclusive
                                        of Technology and other intangible
                                        assets) related to the dedicated
                                        manufacturing facility constructed by
                                        Aquasearch for the production of the
                                        Product and located at Suite ___, Hawaii
                                        Ocean Science and Technology Park at
                                        Keahole Point, Kailua-Kona, Hawaii;
                                        including all costs that according to
                                        generally accepting accounting
                                        principles in the United States shall be capitalized and have been capitalized on the books of Aquasearch associated with the development of the facility, such as design fees, construction costs and costs of training personnel to make, use and sell the Product and operate the facility;

     "Arbitration Rules"                has the meaning set forth in
                                        Section 12.4 hereof;

     "Change in Control Date"           has the meaning set forth in
                                        Section 10.3 hereof;

     "Change in Control
     Assigned Technology"               has the meaning set forth in
                                        Section 10.3(b) hereof;

     "Closing"                          means the meeting (whether in person or
                                        by phone and facsimile) of Cultor and
                                        Aquasearch at which each will effect its initial contribution to the capital of the Corporation, as contemplated by
                                        Section 2.2 hereof, and execute and
                                        deliver, or cause the Corporation to
                                        execute and deliver, the Additional
                                        Agreements. The Closing will take place on the Effective Date and, unless waived by completing the Closing, the occurrence on or before the Effective
                                        Date of the events specified to occur as of the Closing and the truth of the representations and warranties set forth herein as of the Closing shall be a condition of each Party's obligations hereunder;

     "Commission"                       has the meaning set forth in Section 7.1
                                        hereof;

     "Confidential Information"         has the meaning set forth in Section 8.1
                                        hereof;

     "Conversion Stock"                 the shares of Common Stock issued upon
                                        conversion of the Series A Preferred
                                        Stock;

     "Corporation/Aquasearch
       License Agreement"               means that certain License Agreement
                                        between the Corporation and Aquasearch
                                        dated the date hereof and described in
                                        Section 10.2 hereof;

     "Cultor/Aquasearch Distribution
     "Agreement"                        has the meaning set forth in the
                                        Recitals to this Agreement;

     "Cultor/Aquasearch Stock
       Subscription Agreement"          has the meaning set forth in the
                                        Recitals to this Agreement;

     "Cultor/Corporation
       Marketing Agreement"             has the meaning set forth in Section 4.3
                                        hereof;

     "Current Replacement Value"        has the meaning set forth in Section 2.2
                                        hereof;

     "Deadlock Event"                   has the meaning set forth in
                                        Section 3.1(i)(i) hereof;

     "Deadlock Termination"             has the meaning set forth in
                                        Section 3.1(i)(ii) hereof;

     "Demand Registration
       Buying Party"                    has the meaning set forth in
                                        Section 7.2(c) hereof;

     "Effective Date"                   means the day and year first above
                                        written;

     "Exchange Act"                     has the meaning set forth in Section 7.1
                                        hereof;

     "Holder" has the meaning set forth in Section 7.1 hereof;

     "Initiating Holder"                has the meaning set forth in Section 7.1
                                        hereof;

     "Material Breach"                  has the meaning set forth in Section 9.4
                                        hereof;

     "Microalgae Technology"            means any and all rights in and to any
                                        patents and patent applications
                                        (including, without limitation, any
                                        divisionals, continuations,
                                        continuations-in-part, reissues and
                                        foreign counterparts (whether or not
                                        claiming priority therefrom)),
                                        trademarks, copyrights, trade secrets,
                                        regulatory filings, technical
                                        information, know-how and other
                                        intellectual property rights developed
                                        or obtained relating to the production,
                                        application and use of microalgae;

     "Net Gearing"                      has the meaning set forth in
                                        Section 2.4(e) hereof;

     "the Parties" or "Party"           means the parties to this Agreement or a
                                        party to this Agreement;

     "Person" any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, governmental body, agency or authority;

     "Product"                          the microalgae-based carotenoid,
                                        astaxanthin;

     "Pro Rata Share"                   has the meaning set forth in
                                        Section 2.4(b) hereof;

     "Registrable Securities"           has the meaning set forth in Section 7.1
                                        hereof;

     "Registration Expenses"           has the meaning set forth in Section 7.1
                                       hereof;

     "Restricted Securities"           has the meaning set forth in Section 7.1
                                       hereof;

     "Rule 144"                        has the meaning set forth in
                                       Section 6.2(e) hereof;

     "Securities"                      means the equity or debt securities of
                                       the Corporation;

     "Securities Act"                  has the meaning set forth in Section 7.1
                                       hereof;

     "Selling Expenses"                has the meaning set forth in Section 7.1
                                       hereof;

     "Shares"                          the Corporation's Series A Preferred
                                       Stock and the Conversion Stock;

     "Technology"                      means any and all rights in and to any
                                       patents and patent applications
                                       (including, without limitation, any
                                       divisionals, continuations,
                                       continuations-in-part, reissues and
                                       foreign counterparts (whether or not
                                       claiming priority therefrom)),
                                       trademarks, copyrights, trade secrets,
                                       regulatory filings, technical
                                       information, know-how and other
                                       intellectual property rights developed
                                       or obtained;

     "Terminating Event"               has the meaning set forth in Section 9.2
                                       hereof;

     "Termination Date"                has the meaning set forth in
                                       Section 10.4(a) hereof; and

     "Transfer Price"                  has the meaning set forth in the
                                       Cultor/Aquasearch Distribution Agreement.


                                   ARTICLE II

                   FORMATION OF THE CORPORATION AND FINANCING

     Section 2.1 FORMATION OF THE CORPORATION. As of the Closing, (i) the Certificate of Incorporation of the Corporation shall have been filed with the Secretary of State of the State of Delaware in the form approved by Cultor, Aquasearch and the Corporation, (ii) the Bylaws of the Corporation shall have been duly adopted in the form approved by Cultor, Aquasearch and the Corporation and (iii) all other corporate formalities required to effect the formation of the Corporation and the appointment of its initial Board of Directors shall have been completed.

     Section 2.2 INITIAL CAPITAL CONTRIBUTIONS. At the Closing, Cultor and Aquasearch will make their respective initial contributions to the capital of the Corporation as follows: Aquasearch shall transfer to the Corporation its Astaxanthin Production-Related Fixed Assets and Cultor shall match this contribution by contributing cash equal to the Current Replacement Value of the Astaxanthin Production-Related Fixed Assets. The Current Replacement Value of the Astaxanthin Production-Related Fixed Assets shall be determined by an independent appraiser reasonably acceptable to Cultor, Aquasearch and the Corporation. Upon receipt from Aquasearch and Cultor of their respective contributions to the capital of the Corporation, the Corporation shall issue 1,000,000 shares of Series A Preferred Stock, par value $.0001 per share (the "SERIES A PREFERRED STOCK"), to Aquasearch (the "AQUASEARCH INITIAL SHARES") and 1,000,000 shares of Series A Preferred Stock to Cultor (the "CULTOR INITIAL SHARES"). The Aquasearch Initial Shares and the Cultor Initial Shares are hereinafter referred to collectively as the "INITIAL SHARES".

     Section 2.3 CULTOR OPTION TO ACQUIRE HALF OF AQUASEARCH INITIAL SHARES. At any time prior to [the third anniversary of the date upon which the 400,000 shares of Aquasearch Common Stock are issued to Cultor pursuant to the Cultor/Aquasearch Stock Subscription Agreement], Cultor shall have the option (the "CULTOR OPTION") to purchase from Aquasearch half of the Aquasearch Initial Shares at a purchase price equal to the highest of (i) U.S. $1 million, (ii) 50% of the Current Replacement Value of the Astaxanthin Production-Related Fixed Assets initially contributed to the Corporation by Aquasearch pursuant to
Section 2.2 hereof, or (iii) an amount equal to the product of X multiplied by Y; where "X" equals the difference between the Transfer Price and the Aquasearch Production Costs for the six-month period commencing on November 1, 1998 and ending on April 30, 1999 and "Y" equals six. Cultor's option to acquire half of the Aquasearch Initial Shares shall expire on prior to [insert date immediately before the third anniversary of the date upon which the 400,000 shares of Aquasearch Common Stock are issued to Cultor pursuant to the Cultor/Aquasearch Stock Subscription Agreement].

     Section 2.4 ADDITIONAL FINANCING. In the event that the Board of Directors of the Corporation determines that the Corporation requires financing in addition to the assets and cash initially contributed by Cultor and Aquasearch pursuant to Section 2.2 hereof in order to carry out the purposes of the Corporation, then the Board of Directors shall seek to obtain such additional financing in the following priorities:

          (a) COMMERCIAL FINANCING. The Corporation shall first attempt to obtain debt or equipment lease financing to the extent available on terms reasonably acceptable to the Board of Directors. Any such additional debt or equipment lease financing may be provided by Cultor or Aquasearch and/or third party lenders, as Cultor, Aquasearch and the Corporation may agree. Cultor and Aquasearch shall provide the Corporation with the benefit of their respective banking and financing relationships to make debt or lease financing more readily available to the Corporation; PROVIDED, HOWEVER, that nothing contained herein shall be construed to obligate Cultor or Aquasearch to provide guarantees or other undertakings for such financing. From and after the time that Cultor exercises the Cultor Option, if at all, Cultor shall use reasonable efforts to assist in arranging third-party financing, on commercial terms normally available for a 75%-owned Cultor subsidiary, for the growth of the Corporation; PROVIDED, HOWEVER, that nothing contained herein shall be construed to obligate Cultor to provide guarantees or other undertakings.

          (b) CULTOR AND AQUASEARCH. The Corporation shall then attempt to obtain any further capital which it requires from Cultor and Aquasearch. The type of Securities offered and the number or principal amount of Securities to be issued shall be determined on the basis of the purchase price established by the Board of Directors of the Corporation pursuant to Sections 3.1(g) or 3.2(f) hereof. Each of Cultor and Aquasearch shall have the right to purchase its Pro Rata Share of any new issue of Securities by the Corporation. To the extent that Cultor or Aquasearch does not fully subscribe to its Pro Rata Share of such new Securities, the other Party shall be entitled to purchase any of such unsubscribed Securities. Each of Cultor and Aquasearch shall (i) advise the Corporation of its intention to subscribe to its Pro Rata Share of any new Securities at the earliest practicable date and in any event not less than 30 days after the date of the notice that the Board of Directors of the Corporation has determined to obtain new capital and (ii) pay the purchase price in cash for Securities it commits to purchase within 30 days after the date of such notice; PROVIDED, HOWEVER, that the Parties acknowledge that situations may arise in which either Cultor or Aquasearch determines that it would be in the best interests of their respective stockholders to participate in a proposed offering of new Securities by the Corporation, but that, in order to do so, it would be necessary for them to raise additional capital through one or more public or private offerings of their own debt or equity securities or by other means. Accordingly, the Parties hereby agree that, in connection with any proposed offering of new Securities of the Corporation in which either or both of Cultor and Aquasearch must complete an offering of their own debt or equity securities (or obtain capital by some other means) before they can deliver the purchase price to the Corporation for their Pro Rata Share of the Corporation's new Securities, they shall be permitted sufficient time to in order to raise the additional funds; but in no event more than 120 days from the date of the notice of the offering of the new Securities by the Corporation. Notwithstanding the foregoing, the Corporation shall not be required to offer or sell such new Securities to any Person who would cause the Corporation to be in violation of applicable U.S. federal or state securities laws by virtue of such offer or sale.

     For purposes of this Section 2.4(b), the "PRO RATA SHARE" of Cultor and Aquasearch with respect to any new Securities to be issued by the Corporation shall mean a fraction, (i) the numerator of which shall be the number of shares (counted on an as-converted-to-Common Stock basis) of (A) Series A Preferred Stock, (B) Conversion Stock, (C) Common Stock and (D) any other voting securities of the Corporation held by Cultor or Aquasearch, as the case may be, immediately prior to the issuance of the new Securities by the Corporation and
(ii) the denominator of which is the total number of shares of the Corporation's outstanding voting capital stock (counting all securities on an as-converted-to-Common Stock basis).

          (c) THIRD PARTY EQUITY; LIMITED TERMS. The Corporation shall then attempt to obtain any further capital from one or more Persons other than Cultor or Aquasearch on terms that are not less favorable to the Corporation than those determined by the Board of Directors pursuant to Sections 3.1(g) or 3.2(f) hereof.

          (d) THIRD PARTY EQUITY; UNLIMITED TERMS. If the Corporation is unable to obtain capital on the terms described in Section 2.4(c), then the Corporation may seek further capital on other terms. Third party investors may invest only after the Corporation notifies Cultor and

Aquasearch of the terms on which such investors have indicated they would proceed and Cultor and Aquasearch have declined to make an investment on those terms.

          (e) NET GEARING REQUIREMENT. Notwithstanding anything to the contrary in this Section 2.4, from and after the time that Cultor exercises the Cultor Option, if at all, Cultor shall have the right to request that the share capital of the Corporation be increased when the net gearing of the Corporation ("NET GEARING") is greater than 150% for a period of at least three months or the Corporation's Financial Plan (as described in Section 3.3(a) hereof) or any Annual Plan (as described in Section 3.1(e) hereof) that projects that the Corporation will operate with a Net Gearing greater than 150% for a period of at least three months during the fiscal year. The formula for determining Net Gearing is equal to interest-bearing net debt divided by stockholders' equity; where "interest-bearing net debt" is defined as interest-bearing liabilities less the sum of interest-bearing deposits and receivables.

          (f) EFFECT OF FAILURE TO RAISE ADDITIONAL SHARE CAPITAL. In the event that Cultor and Aquasearch elect not to participate in any proposed offering of new Securities of the Corporation and additional funds are not obtainable from third parties on acceptable terms, then the Corporation shall be dissolved and the provisions of Section 10.3 below shall govern the disposition of Microalgae Technology among Aquasearch and the Corporation.

          (g) TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal granted to Cultor and Aquasearch in Sections 2.4(c) and (d) hereof to purchase new Securities issued by the Corporation shall terminate upon the closing of an underwritten public offering of Common Stock of the Corporation made pursuant to an effective registration statement under the Securities Act (as hereinafter defined).

          (h) TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal granted to Cultor and Aquasearch in Sections 2.4(c) and (d) hereof to purchase new Securities issued by the Corporation may be transferred to (i) any Affiliate of Cultor or Aquasearch, (ii) any successor in interest to all or substantially all the assets of Cultor or Aquasearch or (iii) any transferee who acquires all of the shares of Series A Preferred Stock or Conversion Stock held by Cultor or Aquasearch.

          (i) EXCLUDED SECURITIES. The rights of first refusal in favor of Cultor and Aquasearch set forth in Sections 2.4(c) and (d) hereof shall have no application to issuances by the Corporation of any of the following Securities:

               (i) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors of the Corporation;

               (ii) any Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

               (iii) any Securities that are issued by the Corporation as part of an underwritten public offering referred to in Section 2.4(g) hereof;

               (iv) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation;

               (v) shares of Common Stock issued upon conversion of the Series A Preferred Stock; and

               (vi) any Securities issued pursuant to any equipment leasing arrangement or bank financing arrangement with any party unaffiliated with Cultor or Aquasearch or any officer, director, employee or security holder of the Corporation.


                                   ARTICLE III

                          MANAGEMENT OF THE CORPORATION

     Section 3.1 PROVISIONS RELATING TO MANAGEMENT OF THE CORPORATION PRIOR TO THE EXERCISE OF THE CULTOR OPTION.

          (a) SENIOR OFFICERS. The Corporation shall have a Chairman of the Board who shall serve as its Chief Executive Officer. The Chairman of the Board may serve on the Board of Directors but shall not be a voting member unless elected to the Board of Directors. Prior to the exercise of the Cultor Option, the Chairman of the Board may be nominated by either Party and mutually approved by both Parties. The Chairman of the Board will be authorized to preside over meetings of the Board of Directors and to act on behalf of the Corporation as expressly authorized by the Board of Directors of the Corporation.

          (b)  BOARD COMPOSITION WHEN CULTOR AND AQUASEARCH EACH OWN 50%.
(a) During any period of time when Cultor and Aquasearch each own shares representing 50% of the total voting power of the Corporation's issued and outstanding capital stock, and for 60 days after the last day of any such period, (i) the Board of Directors of the Corporation shall consist of four directors, (ii) Cultor and Aquasearch will enjoy equal representation on the Board of Directors of the Corporation and each of Cultor and Aquasearch shall have the right to elect two directors, (ii) each of Cultor and Aquasearch will vote all its shares of stock of the Corporation to elect as directors each of the individuals designated by it and each of the individuals designated by the other in accordance with clause (i), and (iii) in the event of the death, resignation or removal of a director, Cultor and Aquasearch each agrees to vote its shares of stock of the Corporation, or to cause the directors designated by it to vote, to elect in replacement an individual designated by the Party which had designated the director whose death, resignation or removal is the cause of the vacancy. Directors will serve on a part-time basis without compensation. Each director will be reimbursed for their reasonable out-of-pocket expenses incurred to attend any meeting of the Board of Directors or any committee thereof, in each case in accordance with the travel policy of the Corporation then in effect.

          (c) INCREASE IN NUMBER OF DIRECTORS. Prior to the exercise of the Cultor Option, the Bylaws of the Corporation shall provide that the number of authorized directors shall not be increased above four without the prior written consent of both Cultor and Aquasearch.

          (d) QUORUM OF THE BOARD OF DIRECTORS. Prior to the exercise of the Cultor Option, the Bylaws of the Corporation shall provide that (i) a quorum of the Board shall be deemed present at any duly noticed regular or special meeting thereof if a minimum of three directors are present (PROVIDED, HOWEVER, that, absent extraordinary circumstances certified in writing to the Board of Directors of the Corporation, if none of the directors of one Party attend (in person or by telephone) two consecutive meetings of the Board of Directors of the Corporation (or any committee thereof, as the case may be) for which proper notice has been given under the Corporation's Bylaws, then, upon the written resolution of the remaining directors of the Corporation, a quorum for all subsequent meetings of the Board of Directors (or any such committee thereof, as the case may be) shall be two directors until the next meeting of the Board of Directors (or any such committee, as the case may be) attended by a director of such Party (in person or by telephone); PROVIDED, FURTHER, that in the event that a director of one Party fails to attend (in person or by telephone) more than half of the regularly scheduled meetings of the Corporation's Board of Directors during any twelve month period, then, upon the written resolution of the remaining directors, the Bylaws of the Corporation shall be amended to provide that a quorum for all meetings of the Board of Directors thereafter shall be two directors whether or not such Party's directors are in attendance) and (ii) any action or determination by the Board shall require the affirmative vote of three Board members approving or otherwise consenting to the matter submitted for Board action; provided, however, if the Bylaws of the Corporation have been amended pursuant to clause (i) of this Section 3.1(d) to reduce the number of directors required for a quorum from three to two, then any action or determination by the Board shall require the affirmative vote of two Board members approving or otherwise consenting to the matter submitted for Board action.

          (e) FINANCIAL PLAN; ANNUAL PLAN. (i) Prior to the Closing, Cultor and Aquasearch shall determine a Financial Plan for the Corporation, including a projected balance sheet, income statement and cash flow statement for the Corporation for the three year period following the Effective Date. The Financial Plan shall represent the Party's mutual best estimates. Prior to the exercise of the Cultor Option, the Financial Plan may be amended only by mutual agreement of Cultor, Aquasearch and the Board of Directors of the Corporation.

               (ii) Prior to the exercise of the Cultor Option, before the beginning of each fiscal year of the Corporation, the Board of Directors shall approve an Annual Plan for the next twelve months of the Corporation's operations. The Annual Plan shall detail the Corporation's anticipated activities concerning the matters listed in Section 3.1(f) and shall contain information on such other matters as the Board of Directors determines. The Board of Directors shall review and may revise the Annual Plan at its quarterly meetings.

          (f) BOARD APPROVAL OF ISSUANCE OF ADDITIONAL SHARES. Prior to the exercise of the Cultor Option, any determination by the Board of Directors pursuant to Section 2.4 hereof to raise additional capital shall also require a determination by the Board of Directors as to the purchase price and other terms upon which any new Securities would be issued by the Corporation.; PROVIDED, HOWEVER, that nothing in this Section 3.1(f) shall be construed to impair the right of Cultor, after the exercise of the Cultor Option, to demand an increase in share capital in the event that the Net Gearing of the Corporation is above 150% as provided in Section 2.4(e) hereof. The Board of Directors shall determine in good faith the purchase price for any newly issued Securities in an amount equal to the then fair market value thereof and the relative dilution which may occur upon the raising of such additional capital.

          (g) RESPONSIBILITIES OF THE BOARD; MATTERS REQUIRING GENERAL BOARD APPROVAL. The Board of Directors shall manage the Corporation in accordance with the Certificate of Incorporation and the Bylaws of the Corporation. Prior to the exercise of the Cultor Option, the Corporation shall not be authorized or empowered to do any of the following acts, and each of Cultor and Aquasearch shall vote its voting Securities and cause directors nominated by it to cause the Corporation not to do any of the following acts, without first obtaining the approval of a majority of the Board of Directors:

               (i) The adoption, amendment or repeal of any provision of the Certificate of Incorporation or Bylaws of the Corporation;

               (ii) Any guarantee of any obligation of any Person, including Cultor or Aquasearch or any of their Affiliates;

               (iii) The declaration or payment of any dividend or other distribution of any kind on the Corporation's capital stock;

               (iv)  The investment or allocation of surplus funds;

               (v) The transfer of any amount to reserves in any year out of earnings, after taxes;

               (vi) The organization of, or the acquisition or disposition of any interest in the legal or beneficial ownership of, any other company or business organization (including, but not limited to, partnerships and joint ventures);

               (vii) Except as specifically provided in Article X of this Agreement, any license, assignment, sale, transfer or other disposition of any Technology;

               (viii) Any agreement or transaction with Cultor or Aquasearch or any Affiliate of Cultor or Aquasearch (including, among other things, accepting from, or making to Cultor or Aquasearch, any loan or other debt requiring payments to or from the Corporation, in excess of $10,000 in aggregate amount), other than licenses, assignments or purchases or sales of products specifically authorized herein,

               (ix)  The issuance of any Securities of the Corporation;

               (x) The adoption or revision of the Financial Plan or any Annual Plan for the Corporation;

               (xi) The employment, termination or change of compensation of any officer or any individual referred to in the Annual Plan as a key employee;

               (xii) Any material change in the Corporation's organization (including reorganizations of departments or reallocation of responsibilities of officers or key employees);

               (xiii)  Approval of any financial statements of the Corporation;

               (xiv) Appointment and any change in the Corporation's independent public accounting firm;

               (xv) Any material change in accounting principles or procedures to be applied to the Corporation;

               (xvi) Any merger, consolidation or sale of all or a substantial portion of the assets of the Corporation;

               (xvii) Any acquisition, sale or lease of the Corporation's assets or business exceeding U.S. $100,000 in book value or selling price, or any capital improvement or set of related capital improvements aggregating more than U.S. $200,000 per project or in the aggregate more than U.S. $1,000,000 per year that are not contemplated by the then current Annual Plan;

               (xviii)  Any purchase or sale of real property;

               (xvix) Except as specifically provided in Article X of this Agreement, the acquisition or license of any Technology;

               (xx) Any establishment or material revisions of plans to develop or commercialize new products or services, of project priorities or of allocation of resources to projects other than as specified in the Annual Plan;

               (xxi) Any transaction with a customer other than Cultor, a Cultor Affiliate or Aquasearch;

               (xxii) Any borrowing of any funds or entry into any capital lease in excess of an aggregate of $100,000 (as measured in original equipment cost) in total lease commitments, not contemplated by the then current Annual Plan;

               (xxiii) Any consolidation or subdivision of shares, creation of any new class of shares, alteration in any rights attached to any of the Corporation's issued shares, or any other reorganization or grant of any rights in respect of the Corporation's share capital;

               (xxiv) Any subscription for, purchase or acquisition of any share or promissory note, bond, debenture, mortgage or other indebtedness or any interest therein save in respect of a wholly-owned subsidiary of the Corporation; or

               (xxv) Any creation or issuance or allowance to come into being of any mortgage, charge, guarantee or other security (other than liens arising by operation of law in the ordinary course of business) upon any part of the Corporation's present or future business, property or assets, or the issuance of any notes, bonds, debentures or other debt securities.

          (h) MATTERS REQUIRING UNANIMOUS BOARD APPROVAL. Prior to the exercise of the Cultor Option, the following matters will require unanimous approval of the Board of Directors in order to become the actions of the
Corporation:

               (i) The adoption, amendment or repeal of any provision of the Certificate of Incorporation or Bylaws of the Corporation;

               (ii) Except as specifically provided in Article X of this Agreement, any license, assignment, sale, transfer or other disposition of any Technology;

               (iii) Except as specifically provided in Article X of this Agreement, the acquisition or license of any Technology;

               (iv) The organization of, or the acquisition or disposition of any interest in the legal or beneficial ownership of, any other company or business organization (including, but not limited to, partnerships and joint ventures);

               (v) Any merger, consolidation or sale of all or a substantial portion of the assets of the Corporation; and

               (vi) Any acquisition, sale or lease of the Corporation's assets or business exceeding U.S. $100,000 in book value or selling price, or any capital improvement or set of related capital improvements aggregating more than U.S. $200,000 per project or in the aggregate more than U.S. $1,000,000 per year that are not contemplated by the then current Annual Plan.

          (i)  DEADLOCK.

               (i) DEADLOCK EVENTS. If one of the Parties (A) does not agree to a proposal or matter requiring unanimous approval of the Board of Directors pursuant to Sections 3.1(h) or 3.2(g) hereof or (b) fails to attend two consecutive meetings in which the notice for the meetings specifies that matters requiring unanimous approval of the Board of Director pursuant to Sections 3.1(h) or 3.2(g) hereof are to be decided, then, unless such proposal or matter is mutually resolved by Cultor and Aquasearch, a "DEADLOCK EVENT" may be declared by the other Party.

               (ii)  MUTUAL CONSULTATION.  If a Deadlock Event occurs, then
(i) Cultor and Aquasearch shall negotiate in good faith to resolve the deadlock matter for 60 days; (ii) if no resolution results, the Chief Executive Officer of the Corporation and a representative of each of Cultor and Aquasearch shall meet personally and negotiate in good faith to resolve the deadlock matter within 60 days after the initial 60-day period. If such mutual consultation does not resolve the deadlock matter, then a "DEADLOCK TERMINATION" shall be deemed to have occurred and Section 3.1(i)(iii) shall apply.

               (iii) PURCHASE. Within 30 days after a Deadlock Termination occurs, each of Cultor and Aquasearch shall submit to a United States public accounting firm approved by Cultor and Aquasearch (which approval shall not be unreasonably withheld) a sealed written unconditional offer denominated in United States dollars to purchase all Securities held by the other. The recipient of the highest offer shall be bound to sell its Securities to the other, and, during the ten day period following receipt of such offer, elect to either accept the offer in writing or request a valuation of the Corporation and its Securities.

               The valuation shall be made within 60 days thereafter by an investment banking firm of national reputation mutually acceptable to both Cultor and Aquasearch, or, if it is not possible or appropriate to retain such an investment banking firm, then on the basis of the following appraisal procedure. Cultor and Aquasearch shall each appoint an appraiser, and the two appraisers appointed shall in turn appoint a third appraiser. Each such appraiser shall be independent of and not affiliated with any of the Parties to this Agreement and shall be qualified to appraise the fair market value of the Corporation's Securities. Any such appraisal shall be based on the value of the business of the Corporation as an ongoing, operational business entity. The three appraisers shall each promptly render a good faith appraisal of the fair market value of the Corporation's Securities. The average of the three appraisals shall be deemed to be the fair market value of the Corporation's Securities. Any such determination of fair market value pursuant to this
Section 3.1(i) shall be conclusive and binding on the Parties hereto. Each of Cultor, Aquasearch and the Corporation shall be responsible for one-third of the combined fees and disbursements of the appraisers.

               The Securities owned by the Party requesting valuation shall be purchased by the other Party at the higher of the per-share price specified in the valuation or in the original sealed offer. The purchase price shall be paid by delivery to the seller within 60 days after acceptance of an offer to sell Securities of, at the buyer's option, either (i) cash or (ii) cash for one-third of the purchase price and a promissory note, secured by all Securities then held by the purchasing Party, payable in twelve equal quarterly installments of principal plus simple interest at the rate of LIBOR plus one percent on the date of closing, and providing for a prepayment right, acceleration upon default and payment of attorneys' fees if litigation is instituted to collect upon the note or foreclose upon such Securities.

               (iv) POST-PURCHASE EVENTS. If one Party purchases the other Party's Securities under this Section 3.1(i), then:

                    (A) The Corporation shall continue its business in the ordinary course;

                    (B) If Aquasearch purchases all of Cultor's Securities pursuant to this Section 3.1(i), then, unless Cultor and Aquasearch shall otherwise agree, all Microalgae Technology developed or obtained by Aquasearch or the Corporation prior to the date of such purchase, shall be disposed of pursuant to Section 10.3(b) hereof;

                    (C) If Cultor purchases all of Aquasearch's Securities pursuant to this Section 3.1(i), then, unless Cultor and Aquasearch shall otherwise agree, all Microalgae Technology developed or obtained by Aquasearch or the Corporation prior to the date of such purchase, shall be disposed of pursuant to Section 10.4(c) hereof; and

                    (D) Cultor and Aquasearch shall negotiate in good faith an agreement providing that employees of such selling Party then working full time for the Corporation, if any, shall be made available full time to the Corporation for such period as is reasonably required up to six months to effect an orderly transition to sole ownership by one Party, and each Party shall use its best efforts to make all such employees available on this basis.

               (v) EFFECT OF FAILURE OF EITHER PARTY TO PURCHASE. In the event that neither Party elects to purchase the other Party's Securities under this
Section 3.1(i), then the Corporation shall be dissolved and the rights in and to any Microalgae Technology developed or obtained by Aquasearch or the Corporation shall be governed by Section 10.3 hereof.

     Section 3.2 PROVISIONS RELATING TO MANAGEMENT OF THE CORPORATION AFTER EXERCISE OF THE CULTOR OPTION.

          (a) SENIOR OFFICERS. The Chairman of the Board shall be designated by Cultor, subject to the approval of Aquasearch, which shall not be unreasonably withheld. Aquasearch shall have the opportunity to interview any candidate proposed by Cultor prior to approval.

          (b) BOARD COMPOSITION AFTER CULTOR ACQUIRES AQUASEARCH INITIAL SHARES. During any period of time after Cultor shall have exercised the Cultor Option, (i) the Board of Directors of the Corporation shall consist of five directors, (ii) Cultor will be entitled to elect one director for each 20% of the total voting power of the Corporation's capital stock then held by Cultor (i.e., if Cultor holds 75% of the outstanding shares, it can elect three directors; if it holds 59%, it can elect two directors), (iii) Aquasearch will be entitled to elect (A) two directors for so long as it continues to hold all of the Aquasearch Initial Shares not purchased by Cultor pursuant to the exercise of the Cultor Option and (B) one director for so long as it continues to hold at least 20% of the Aquasearch Initial Shares, (iv) each of Cultor and Aquasearch will vote all its shares of stock of the Corporation to elect as directors each of the individuals designated by it and each of the individuals designated by the other in accordance with clauses (ii) and (iii) of this
Section 3.2(b), and (v) in the event of the death, resignation or removal of a director, Cultor and Aquasearch each agrees to vote its shares of stock of the Corporation, or to cause the directors designated by it to vote, to elect in replacement an individual designated by the Party which had designated the director whose death, resignation or removal is the cause of the vacancy. Directors will serve on a part-time basis without compensation. Each director will be reimbursed for their reasonable out-of-pocket expenses incurred to attend any meeting of the Board of Directors or any committee thereof, in each case in accordance with the travel policy of the Corporation then in effect.

          (c) NUMBER OF DIRECTORS. After the exercise of the Cultor Option, the Bylaws of the Corporation shall be amended to provide that the number of authorized directors shall be five and shall not be increased without the prior written consent of both Cultor and Aquasearch. The requirement not to increase the number of directors to more than five without the prior written consent of both Aquasearch and Cultor shall lapse at such time as either (i) Aquasearch sells any of the Aquasearch Initial Shares not purchased by Cultor pursuant to the exercise of the Cultor Option or (ii) Aquasearch fails to purchase its Pro Rata Share of any new Securities issued by the Corporation in accordance with
Section 2.4 hereof.

          (d) QUORUM OF THE BOARD OF DIRECTORS. After the exercise of the Cultor Option, the Bylaws of the Corporation shall be amended to provide that
(i) a quorum of the Board of Directors of the Corporation shall be deemed present at any duly noticed regular or special meeting thereof if a minimum of four directors are present (PROVIDED, HOWEVER, that, absent extraordinary circumstances certified in writing to the Board of Directors by Aquasearch, if none of the Aquasearch directors attends (in person or by telephone) two consecutive meetings of the Board of Directors of the Corporation (or any committee thereof, as the case may be) for which proper notice has been given under the Corporation's Bylaws, then, upon the written resolution of the remaining directors of the Corporation, a quorum for all subsequent meetings of the Board of Directors (or any such committee thereof, as the case may be) shall be three directors until the next meeting of the Board of Directors (or any such committee, as the case may be) attended by an Aquasearch director (in person or by telephone); PROVIDED, FURTHER, that in the event that the Aquasearch directors fail to attend (in person or by telephone) more than half of the regularly scheduled meetings of the Corporation's Board of Directors during any twelve month period, then, upon the written resolution of the remaining directors, the Bylaws of the Corporation shall be amended to provide that a quorum for all meetings of the Board of Directors shall be three directors whether or not the Aquasearch directors are in attendance) and (ii) any action or determination by the Board of Directors shall require the affirmative vote of three Board members approving or otherwise consenting to the matter submitted for Board action; PROVIDED, HOWEVER, that any matter requiring unanimous approval of the Board of Directors pursuant to Section 3.3(g) hereof shall require the approval of all five directors.

          (e) BOARD APPROVAL OF ISSUANCE OF ADDITIONAL SHARES. After the exercise of the Cultor Option, any determination by the Board of Directors pursuant to Section 2.4 hereof to raise additional capital shall also require a determination by the Board of Directors as to the purchase price and other terms upon which any new Securities would be issued by the Corporation.; PROVIDED, HOWEVER, that nothing in this Section 3.2(e) shall be construed to impair the right of Cultor, after the exercise of the Cultor Option, to demand an increase in share capital in the event that the Net Gearing of the Corporation is above 150% as provided in Section 2.4(e) hereof. The Board of Directors shall determine in good faith the purchase price for any newly issued Securities in an amount equal to the then fair market value thereof and the relative dilution which may occur upon the raising of such additional capital.

          (f) RESPONSIBILITIES OF THE BOARD; MATTERS REQUIRING GENERAL BOARD APPROVAL. The Board of Directors shall manage the Corporation in accordance with the Certificate of Incorporation and the Bylaws of the Corporation. After the exercise of the Cultor Option, the Corporation shall not be authorized or empowered to do any of the following acts, and each of Cultor and Aquasearch shall vote its voting Securities and cause directors nominated by it to cause the Corporation not to do any of the following acts, without first obtaining approval from the Board of Directors:

               (i) The adoption, amendment or repeal of any provision of the Certificate of Incorporation or Bylaws of the Corporation;

               (ii) Any guarantee of any obligation of any Person, including Cultor or Aquasearch or any of their Affiliates;

               (iii) The declaration or payment of any dividend or other distribution of any kind on the Corporation's capital stock;

               (iv)  The investment or allocation of surplus funds;

               (v) The transfer of any amount to reserves in any year out of earnings, after taxes;

               (vi) The organization of, or the acquisition or disposition of any interest in the legal or beneficial ownership of, any other company or business organization (including, but not limited to, partnerships and joint ventures);

               (vii) Except as specifically provided in Article X of this Agreement, any license, assignment, sale, transfer or other disposition of any Technology;

               (viii) Any agreement or transaction with Cultor or Aquasearch or any Affiliate of Cultor or Aquasearch (including, among other things, accepting from, or making to Cultor or Aquasearch, any loan or other debt requiring payments to or from the Corporation, in excess of $10,000 in aggregate amount), other than licenses, assignments or purchases or sales of products specifically authorized herein,

               (ix)  The issuance of any Securities of the Corporation;

               (x) The adoption or revision of the Financial Plan or any Annual Plan for the Corporation;

               (xi) The employment, termination or change of compensation of any officer or any individual referred to in the Annual Plan as a key employee;

               (xii) Any material change in the Corporation's organization (including reorganizations of departments or reallocation of responsibilities of officers or key employees);

               (xiii)  Approval of any financial statements of the Corporation;

               (xiv) Appointment and any change in the Corporation's independent public accounting firm;

               (xv) Any material change in accounting principles or procedures to be applied to the Corporation;

               (xvi) Any merger, consolidation or sale of all or a substantial portion of the assets of the Corporation;

               (xvii) Any acquisition, sale or lease of the Corporation's assets or business exceeding U.S. $100,000 in book value or selling price, or any capital improvement or set of related capital improvements aggregating more than U.S. $200,000 per project or in the aggregate more than U.S. $1,000,000 per year that are not contemplated by the then current Annual Plan;

               (xviii)  Any purchase or sale of real property;

               (xvix) Except as specifically provided in Article X of this Agreement, the acquisition or license of any Technology;

               (xx) Any establishment or material revisions of plans to develop or commercialize new products or services, of project priorities or of allocation of resources to projects other than as specified in the Annual Plan;

               (xxi) Any transaction with a customer other than Cultor, a Cultor Affiliate or Aquasearch;

               (xxii) Any borrowing of any funds or entry into any capital lease in excess of an aggregate of $100,000 (as measured in original equipment cost) in total lease commitments, not contemplated by the then current Annual Plan;

               (xxiii) Any consolidation or subdivision of shares, creation of any new class of shares, alteration in any rights attached to any of the Corporation's issued shares, or any other reorganization or grant of any rights in respect of the Corporation's share capital;

               (xxiv) Any subscription for, purchase or acquisition of any share or promissory note, bond, debenture, mortgage or other indebtedness or any interest therein save in respect of a wholly-owned subsidiary of the Corporation; or

               (xxv) Any creation or issuance or allowance to come into being of any mortgage, charge, guarantee or other security (other than liens arising by operation of law in the ordinary course of business) upon any part of the Corporation's present or future business, property or assets, or the issuance of any notes, bonds, debentures or other debt securities.

          (g) MATTERS REQUIRING UNANIMOUS BOARD APPROVAL. After the exercise of the Cultor Option, the following matters will require unanimous approval of the Board of Directors in order to become the actions of the Corporation:

               (i) The adoption, amendment or repeal of any provision of the Certificate of Incorporation or Bylaws of the Corporation adversely affecting the voting or other rights of Aquasearch or Cultor under this Agreement, the Certificate of Incorporation or the Bylaws;

               (ii) Except as specifically provided in Article X of this Agreement, any license, assignment, sale, transfer or other disposition of any Technology;

               (iii) Except as specifically provided in Article X of this Agreement, the acquisition or license of any Technology that will cost more than U.S.$200,000 per year and/or more than a total of U.S. $1 million;

               (iv) The organization of, or the acquisition or disposition of any interest in the legal or beneficial ownership of, any other company or business organization (including, but not limited to, partnerships and joint ventures);

               (v) Any merger, consolidation or sale of all or a substantial portion of the assets of the Corporation; and

               (vi) Any acquisition, sale or lease of the Corporation's assets or business exceeding U.S. $100,000 in book value or selling price, or any capital improvement or set of related capital improvements aggregating more than U.S. $200,000 per project or in the aggregate more than U.S. $1,000,000 per year that are not contemplated by the then current Annual Plan;

     Section 3.3 PROVISIONS APPLICABLE TO THE MANAGEMENT OF THE CORPORATION AT ALL TIMES.

          (a) FREQUENCY AND LOCATION OF BOARD MEETINGS. Board meetings shall be held at least quarterly; (ii) notice of such meetings shall be given not less than 20 days in advance (which 20-day period may be shortened by written waiver by directors or actual attendance at a special Board meeting) and (iii) unless Cultor and Aquasearch otherwise agree, at least two Board meetings each year shall be held in person, alternately in Europe and in the United States, at times and places to be determined by the Board of Directors.

          (b) INDEPENDENT AUDITORS. The Corporation will retain a firm of independent certified public accountants, at the Corporation's expense, to audit its financial statements annually.

          (c) FINANCIAL STATEMENTS AND ACCOUNTING RECORDS. For so long as Cultor or Aquasearch holds shares representing at least 10% of the total voting power of the Corporation's outstanding capital stock, each shall be entitled to receive financial statements of the Corporation, including, without limitation, a balance sheet and income statement, within 45 days after the end of each fiscal quarter for such quarter and within 75 days after the end of the fiscal year for such year. Each of the statements for the entire fiscal year shall be audited and certified by the independent public accountants retained by the Corporation. Such quarterly and annual statements shall be (i) prepared in accordance with generally accepted accounting principles of the United States and (ii) in reasonable detail and shall contain such financial data as Cultor and Aquasearch may deem necessary in order to keep each of them, respectively, advised of the Corporation's financial status; PROVIDED, HOWEVER, that quarterly statements shall not include footnotes as required by generally accepted accounting principles or reflect required year-end adjustments. The Corporation shall have the same fiscal year as Cultor, currently January 1 to December 31. The Corporation shall pay for audited financial statements to be prepared to match the Aquasearch fiscal year ending October 31 of each year, but only for so long as Aquasearch continues to own at least 20% of the total voting power of the Corporation's outstanding capital stock.

          (d) RIGHT OF INSPECTION. During office hours of the Corporation, Cultor and Aquasearch shall have full access to all properties, books of account, records and the like of the Corporation, and the Corporation shall furnish to Cultor and Aquasearch all information concerning the same which Cultor or Aquasearch may reasonably require in connection with a complete examination thereof, and each of Cultor and Aquasearch shall have the right to make copies from the books and records of the Corporation at any reasonable time. Any information obtained by Cultor or Aquasearch through exercise of said right of access shall (i) be used by them only for purposes that are consistent with their status as equity holders of the Corporation (except to the extent Cultor or Aquasearch shall otherwise have rights for access to such information or to the extent used to determine compliance with this Agreement) and not for the pursuit of business interests outside the Corporation and (ii) be subject to the confidentiality provisions of
Article VIII hereof.

          (e) DEALINGS WITH PARTIES AND AFFILIATES. The Corporation shall at all times be conducted as an independent enterprise for the profit of Cultor and Aquasearch as equity holders of the Corporation. Except as expressly herein authorized, the Board of Directors and officers of the Corporation shall not at any time deal or authorize dealings or transactions between the Corporation and Cultor or Aquasearch or any Affiliate of Cultor or Aquasearch on terms more favorable than would be accorded an independent, nonaffiliated Person.

          (f) LIAISON MANAGER. Cultor and Aquasearch shall each appoint a liaison manager for the purpose of coordinating communications between them with respect to the relationship established herein. The liaison manager of either Party may be changed at any time by notice to the other Party.

          (g) EMPLOYEE MATTERS. All personnel working for the Corporation shall be employed by the Corporation, and except as set forth below or as Cultor and the Corporation may expressly agree, shall be independent of any continuing affiliation with either Cultor or Aquasearch. All Corporation personnel shall receive all salary, compensation, and retirement and other benefits accruing from the start of permanent employment by the Corporation from the Corporation and not from any prior employer or either Cultor or Aquasearch; PROVIDED, HOWEVER, that each of Cultor and Aquasearch shall continue to pay the salary, benefits and travel and lodging and all other costs of any of its employees designated to become an employee of the Corporation until such time as the employee becomes a permanent employee of the Corporation; and PROVIDED, FURTHER, that from and after the time that Cultor exercises the Cultor Option, all employees of the Corporation who were employees of Aquasearch immediately prior to joining the Corporation shall receive credit for their time of service to Aquasearch in addition to their time of service to the Corporation as though they had worked for the Corporation continuously from the time they commenced employment at Aquasearch. Each Corporation employee, and any employee of another entity working for the Corporation but not a permanent employee of the Corporation, shall sign an agreement reasonably acceptable to Cultor and Aquasearch providing for confidentiality of information disclosed by the Corporation and for ownership by the Corporation of inventions or original works of authorship created by such individuals.

          (h) PROHIBITION ON SOLICITATION OF EMPLOYEES. Cultor and Aquasearch agree not to directly or indirectly encourage or solicit employees of the other to leave the employ of the other to work for them or the Corporation. To the extent of their control of the Corporation, Cultor and Aquasearch agree to prevent the Corporation from encouraging or soliciting employees of either Cultor or Aquasearch to leave the employ of Cultor or Aquasearch to work for the other or the Corporation.

          (i) VOTING. Cultor and Aquasearch each agree to vote all shares held by them to effect the provisions of this Article III.


                                   ARTICLE IV

           DISTRIBUTION OF PROFITS; MARKETING AGREEMENT AND ROYALTIES

     Section 4.1 DISTRIBUTION OF PROFITS. The Corporation shall distribute 40% of its annual net profits to its stockholders in the form of dividends provided that such funds are legally available to be paid and will not significantly limit the future growth of the Corporation. Dividends will be distributed to the stockholders pro rata based on their percentage ownership of the outstanding capital stock of the Corporation at the end of the fiscal year for which the dividend will be paid, or, if dividends are to be distributed quarterly, at the end of the quarter for which the dividend will be paid.

     Section 4.2. AMOUNT AND TIMING OF PAYMENTS. The amount of the dividends to be paid for each fiscal year will be determined by the Board of Directors of the Corporation in connection with its final review of the audited financial results for the prior fiscal year. All dividends payable pursuant to this
Article IV shall be made within 30 days after determination by the Board of Directors.

     Section 4.3 MARKETING AGREEMENT; ROYALTIES. At such time as the Cultor Option is exercised, Cultor, Aquasearch and the Corporation shall enter into a Marketing Agreement (the "CULTOR/CORPORATION MARKETING AGREEMENT") with respect to the exclusive, worldwide distribution of the Product by Cultor on substantially the terms set forth in Article III of the Cultor/Aquasearch Distribution Agreement, along with such additional terms as Cultor, Aquasearch and the Corporation may determine at the time of execution. For the greater period of (i) the expiration date of any patents licensed under the Aquasearch/Corporation License Agreement or (ii) ten years from the date of the Cultor/Corporation Marketing Agreement, the Corporation shall pay Aquasearch a royalty of [confidential]% on the net sales price (the "ROYALTY"), payable quarterly within 45 days from the conclusion of each quarterly accounting period. The Royalty shall not be included in any transfer price calculation between Cultor and the Corporation. The Corporation can be released from the Royalty obligation at any time by making a one-time payment to Aquasearch in the amount of U.S. $10 million.


                                    ARTICLE V

                   PERMITTED TRANSFERS; RIGHT OF FIRST REFUSAL

     Cultor and Aquasearch agree to hold their Securities in the Corporation during the term of this Agreement subject to this Article V and, except as provided in Sections 3.1(i) or 5.1(d), to not sell, transfer, assign, hypothecate or in any way alienate any of such Securities or any right or interest therein except in accordance with each of the following restrictions:

     Section 5.1 PROPOSED TRANSFERS TO THIRD PARTIES AND OPERATION OF RIGHT OF FIRST REFUSAL. (a) If Cultor or Aquasearch wishes to transfer its Securities to a third party, the offering Party shall first give written notice to the other Party stating its intention to transfer, the name of the proposed transferee, the number of offered Securities and the price, terms and conditions of the proposed sale or transfer.

          (b) The other, non-offering Party shall have the right to purchase all (but not less than all) of the Securities offered, which right shall be exercisable by written notice, specifying the number of Securities which that Party wishes to purchase, delivered or mailed to the offering Party not later than the expiration of 30 days after delivery of the written notice of intention to sell. The price and terms for the non-offering Party shall be the price and terms stated in the notice.

          (c) If the other Party does not exercise its right to purchase all of the offered Securities within such 30-day period, the offering Party may within 60 days after expiration of such right, sell or transfer its Securities to the transferee named in the notice; PROVIDED, HOWEVER, that (i) such sale or transfer is not at a lower price or on terms more favorable to the transferee than those specified in the written notice; (ii) prior to such transfer, such transferee agrees in writing to become bound by this Article V as to such Securities; and (iii) any such transfer shall not serve to excuse or terminate any of the obligations of the transferring Party hereunder or under the Additional Agreements.

          (d) Notwithstanding any term or condition of this Article V, either Cultor or Aquasearch may transfer its Securities to one of their respective Affiliates or in connection with a sale of all or substantially all of the assets of Cultor or Aquasearch provided that: (i) prior to such transfer, such Affiliate or transferee agrees in writing to become bound by this Article V as to such Securities; (ii) the transferor Party notifies the other Party not less than 30 days prior to any such transfer; and (iii) any such transfer shall not serve to excuse or terminate any of the obligations of the transferor Party under this Agreement. The transferor Party shall cause any Affiliate which acquires Securities to exercise its rights as a shareholder in accordance with the transferor's obligations to vote its shares under this Agreement.

     Section 5.2 APPLICABLE TO ALL SECURITIES HELD. The restrictions and other provisions of this Article V shall apply to any Securities purchased by Cultor and Aquasearch pursuant to Section 2.4 hereof and to any other equity securities of the Corporation (or options, warrants or other rights to acquire equity securities of the Corporation) acquired by either Cultor or Aquasearch during the term of this Agreement.

     Section 5.3 RESTRICTIVE LEGENDS. The certificates representing the Securities and any Conversion Stock shall bear a restrictive legend in substantially the following form:

     ANY DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTION IN ACCORDANCE WITH ARTICLE V OF THAT CERTAIN STOCKHOLDERS' AGREEMENT BETWEEN CULTOR, LTD. AND AQUASEARCH, INC. DATED AS OF _________, 199_ (THE "AGREEMENT"). A COPY OF ARTICLE V OF THE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS.

     The Corporation need not record a transfer of Securities, unless the conditions specified in the foregoing legends are satisfied. The Corporation may also instruct its transfer agent not to record the transfer of any of the Securities unless the conditions specified in the foregoing legends are satisfied.

     Section 5.4 REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. The restrictions and other provisions of this Section 5 shall no longer apply to any Securities held by Cultor or Aquasearch after such time as the respective holder owns Securities representing less than 20% of the total voting power of the Corporation's outstanding capital stock.


                                   ARTICLE VI

                   REPRESENTATIONS, WARRANTIES OF THE PARTIES

                   AND RESTRICTIONS ON TRANSFER IMPOSED BY THE

                                 SECURITIES ACT

     Section 6.1 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation represents and warrants to Aquasearch and Cultor that as of the date of this Agreement and the date of the Closing, the following statements are and shall be true and correct in all material respects:

          (a) CORPORATE EXISTENCE AND POWER. The Corporation is duly incorporated and validly existing as a corporation under the laws of Delaware. The Corporation has all requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to execute and deliver this Agreement, the Aquasearch/Corporation License Agreement and the Corporation/Aquasearch License Agreement and to consummate the transactions contemplated hereby and thereby.

          (b) BINDING EFFECT. The Corporation has full legal right and power to execute and deliver this Agreement, the Aquasearch/Corporation License Agreement and the Corporation/Aquasearch License Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Corporation of this Agreement, the Aquasearch/Corporation License Agreement and the Corporation/Aquasearch License Agreement has been duly authorized by all necessary action on the Corporation's part, requires no action by or in respect of or consent or approval of or filing by the Corporation with, any governmental body, agency or authority, and does not and will not contravene or constitute a default under (a) the Corporation's Certificate of Incorporation or Bylaws, (b) the terms of any judgment, injunction, order or decree applicable to the Corporation, (c) any provision of law or regulation applicable to the Corporation as in effect on the date hereof, or (d) any material agreement, contract or other instrument binding upon the Corporation. Each of this Agreement, the Aquasearch/Corporation License Agreement and the Corporation/Aquasearch License Agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding agreement of the Corporation, enforceable in accordance with its terms, subject only to (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, including, without limitation, specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          (c) DISCLOSURE. No representation or warranty by the Corporation contained in this Agreement and no writing, certificate, exhibit, list or other instrument required to be furnished pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements and information contained therein not misleading.

     Section 6.2 REPRESENTATIONS AND WARRANTIES OF CULTOR. Cultor represents and warrants to Aquasearch and the Corporation that as of the date of this Agreement and the date of the Closing, the following statements are and shall be true and correct in all material respects:

          (a) CORPORATE EXISTENCE AND POWER. Cultor is a company duly incorporated and validly existing under the laws of Finland. Cultor has all requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          (b) BINDING EFFECT. Cultor has full legal right and power to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Cultor of this Agreement has been duly authorized by all necessary action on Cultor's part, requires no action by or in respect of or consent or approval of or filing by Cultor with, any governmental body, agency or authority, and does not and will not contravene or constitute a default under (a) Cultor's Articles of Association or Bylaws, (b) the terms of any judgment, injunction, order or decree applicable to Cultor, (c) any provision of law or regulation applicable to Cultor as in effect on the date hereof, or (d) any material agreement, contract or other instrument binding upon Cultor. This Agreement has been duly executed and delivered by Cultor and constitutes a valid and binding agreement of Cultor, enforceable in accordance with its terms, subject only to (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, including, without limitation, specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          (c) DISCLOSURE. No representation or warranty by Cultor contained in this Agreement and no writing, certificate, exhibit, list or other instrument required to be furnished pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements and information contained therein not misleading.

          (d) INVESTMENT INTENT. Cultor is acquiring the Shares and the Conversion Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Cultor understands that the Shares and the Conversion Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Cultor's representations as expressed herein.

          (e) RULE 144. Cultor acknowledges that the Shares and the Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Cultor is aware of the provisions of Rule 144 promulgated under the Securities Act ("RULE 144") which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about the Corporation, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

          (f) NO PUBLIC MARKET. Cultor understands that no public market now exists for any of the securities issued by the Corporation and that the Corporation has made no assurances that a public market will ever exist for the Corporation's securities.

          (g) EQUITY OWNERSHIP IN AQUASEARCH. As of the date hereof and the date of the Closing, Cultor owns no equity securities of Aquasearch other than the 400,000 shares of Aquasearch Common Stock acquired pursuant to the Cultor/Aquasearch Stock Subscription Agreement.

     Section 6.3 REPRESENTATIONS AND WARRANTIES OF AQUASEARCH. Aquasearch represents and warrants to Cultor and the Corporation that as of the date of this Agreement and the date of the Closing, the following statements are and shall be true and correct in all material respects:

          (a) CORPORATE EXISTENCE AND POWER. Aquasearch is duly incorporated and validly existing as a corporation under the laws of the State of Colorado. Aquasearch has all requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to execute and deliver this Agreement, the Aquasearch/Corporation License Agreement and the Corporation/Aquasearch License Agreement and to consummate the transactions contemplated hereby and thereby.

          (b) BINDING EFFECT. Aquasearch has full legal right and power to execute and deliver this Agreement, the Aquasearch/Corporation License Agreement and the Corporation/Aquasearch License Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Aquasearch of this Agreement, the Aquasearch/Corporation License Agreement and the Corporation/Aquasearch License Agreement has been duly authorized by all necessary action on Aquasearch's part, requires no action by or in respect of or consent or approval of or filing by Aquasearch with, any governmental body, agency or authority, and does not and will not contravene or constitute a default under (a) Aquasearch's Articles of Incorporation or Bylaws, (b) the terms of any judgment, injunction, order or decree applicable to Aquasearch, (c) any provision of law or regulation applicable to Aquasearch as in effect on the date hereof, or (d) any material agreement, contract or other instrument binding upon Aquasearch. Each of this Agreement, the Aquasearch/Corporation License Agreement and the Corporation/Aquasearch License Agreement has been duly executed and delivered by Aquasearch and constitutes a valid and binding agreement of Aquasearch, enforceable in accordance with its terms, subject only to (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, including, without limitation, specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          (c) DISCLOSURE. No representation or warranty by Aquasearch contained in this Agreement and no writing, certificate, exhibit, list or other instrument required to be furnished pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements and information contained therein not misleading.

          (d) INVESTMENT INTENT. Aquasearch is acquiring the Shares and the Conversion Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Aquasearch understands that the Shares and the Conversion Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Aquasearch's representations as expressed herein.

          (e) RULE 144. Aquasearch acknowledges that the Shares and the Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Aquasearch is aware of the provisions of Rule 144 which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about the Corporation, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

          (f) NO PUBLIC MARKET. Aquasearch understands that no public market now exists for any of the securities issued by the Corporation and that the Corporation has made no assurances that a public market will ever exist for the Corporation's securities.

     Section 6.4 SECURITIES LAWS RESTRICTIVE LEGENDS. It is understood that the certificates evidencing the Shares and the Conversion Stock will bear one or all of the following legends:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     Any legend required by the laws of the States of California, Colorado, Delaware, Hawaii and any other applicable state.

     The Corporation need not record a transfer of Securities, unless the conditions specified in the foregoing legends are satisfied. The Corporation may also instruct its transfer agent not to record the transfer of any of the Securities unless the conditions specified in the foregoing legends are satisfied.

     Section 6.5 REMOVAL OF SECURITIES LAWS LEGENDS AND TRANSFER RESTRICTIONS. The legend relating to the Securities Act endorsed on a stock certificate pursuant to paragraph 6.4 of this Agreement and the stop transfer instructions with respect to the Securities represented by such certificate shall be removed and the Corporation shall issue a certificate without such legend to the holder of such Securities if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides to the Corporation an opinion of counsel reasonably satisfactory to the Corporation, or a no-action letter or interpretive opinion of the staff of the Commission (as hereinafter defined) to the effect that a public sale, transfer or assignment of such Securities may be made without registration and without compliance with any restriction such as Rule 144.

                                   ARTICLE VII

                               REGISTRATION RIGHTS

     Section 7.1 CERTAIN DEFINITIONS. As used in this Article, the following terms shall have the following respective meanings:

          (a) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (b) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          (c) "HOLDER" shall mean Cultor or Aquasearch so long as they hold Registrable Securities and any Person holding such securities to whom the rights under this Section 7 have been transferred in accordance with Section 7.11 hereof.

          (d) "INITIATING HOLDERS" shall mean any Holder or Holders who in the aggregate hold the minimum specified percentage of outstanding Registrable Securities set forth in Sections 7.2, 7.3 or 7.5 hereof, as the case may be.

          (e)  "REGISTRABLE SECURITIES" means

               (i) the Series A Preferred Stock issued by the Corporation pursuant to this Agreement and the Conversion Stock issued upon conversion of such Series A Preferred Stock,

               (ii) any securities that are convertible, exercisable, or exchangeable for shares of Common Stock or Series A Preferred Stock, as the case may be, of the Corporation issued to lenders, lessors, licensees, or other Persons pursuant to arrangements approved by the Board of Directors of the Corporation after the date hereof with respect to which (A) the Board of Directors of the Corporation approves the granting of rights and imposition of restrictions contained in this Agreement, and (B) the purchasers of such securities agree to be bound by the provisions of this Agreement,

               (iii) any Common Stock issued upon conversion, exercise, or exchange of securities meeting the requirements of Section 7.1(e)(i) or
Section 7.1(e)(ii), and

               (iv) any Common Stock or other securities convertible into Common Stock of the Corporation which are issued in respect of the securities listed in this Section 7.1(e) upon any stock split, stock dividend, recapitalization, or similar event.

               Notwithstanding the previous sentence, shares of Common Stock or other securities shall only be treated as Registrable Securities for the purposes of Section 7.3 hereof (A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) prior to the date such securities have been sold or are all available for immediate sale in the opinion of counsel to the Corporation in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale.

               For purposes of calculating numbers of shares of Registrable Securities, Registrable Securities shall be counted on an as-if-converted-to-Common Stock basis.

               Only Common Stock can actually be registered under this Agreement; Registrable Securities that are not Common Stock must be converted into, exercised for, or exchanged for Common Stock before such Registrable Securities can be registered.

          (f) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration of the effectiveness of such registration statement.

          (g) "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Corporation in complying with Sections 7.2, 7.3 and 7.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation which shall be paid in any event by the Corporation).

          (h) "RESTRICTED SECURITIES" shall have the meaning set forth in Rule 144 under the Securities Act.

          (i) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (j) "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes and costs of special counsel to the Holders, if any, applicable to the securities registered by the Holders.

     Section 7.2    REQUESTED REGISTRATION.

          (a) REQUEST FOR REGISTRATION. In case the Corporation shall receive from Initiating Holders holding not less than ten percent (10%) of the Registrable Securities then outstanding a written request that the Corporation effect any registration, qualification or compliance with respect to at least
(i) ten percent (10%) of the shares of Registrable Securities then outstanding or (ii) any lesser number of shares of Registrable Securities having an expected aggregate offering price to the public, net of underwriting discounts and commissions, of at least $1,000,000, the Corporation will (i) within ten days of the receipt of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (ii) as soon as practicable, use all reasonable efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Corporation within 20 days after receipt of such written notice from the Corporation; PROVIDED, HOWEVER, that the Corporation shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 7.2(a):

               (i) In any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (ii) Prior to the earlier of [insert date that is two years after the date of Closing] and the date six months after the closing of the Corporation's initial public offering of Common Stock;

               (iii) During the period starting with the date 60 days prior to the Corporation's estimated date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to an initial issuance of equity securities of the Corporation (other than a registration of equity securities in a transaction pursuant to Rule 145 under the Securities Act ("RULE 145"), with respect to an employee benefit plan or dividend reinvestment plan or with respect to the Corporation's first registered public offering of its Common Stock); PROVIDED THAT the Corporation is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

               (iv) After the Corporation has effected two registrations pursuant to this Section 7.2(a) and such registrations have each been declared effective and kept effective for a period of at least 180 days or until the distribution described in such registrations has been completed;

               (v) If the Corporation shall furnish to such Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors, it would be detrimental to the Corporation or its stockholders for a registration statement to be filed in the near future, then the Corporation's obligation to use all reasonable efforts to register, qualify or comply under this Section 7.2 shall be deferred for a period not to exceed 90 days from the date of receipt of the written request from the Initiating Holders; PROVIDED, HOWEVER, that the Corporation shall not exercise such right more than once in any twelve-month period.

          (b) UNDERWRITING. In the event that the Corporation is advised that a registration pursuant to this Section 7.2 is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as part of the notice given pursuant to Section 7.2(a). In such event, the right of any Holder to registration pursuant to this Section 7.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this
Section 7.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

                    The Corporation shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Corporation and reasonably acceptable to the Holders of a majority of the Registrable Securities to be included in such registration. Notwithstanding any other provision of this Section 7.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Corporation shall so advise all Holders. The number of shares of Registrable Securities that may be included in the registration and underwriting shall thereupon be allocated among all Holders thereof in accordance with
Section 7.4.

                    If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Corporation, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not thereafter be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

          (c) RIGHT OF FIRST REFUSAL. Notwithstanding any other provision in this Section 7.2 to the contrary, in connection with any requested registration under this Section 7.2 that would constitute the initial public offering of the Corporation's Securities, Cultor or Aquasearch, or both, shall, prior to the filing of any registration statement with the Commission, have the right to purchase all, but not less than all, Registrable Securities to be offered by the Initiating Holders in a private placement transaction exempt from the registration requirements of the Securities Act in accordance with the following terms and conditions.

               (i) The Corporation will, within five days after receipt of the written requests for registration of Registrable Securities by any Holder or Holders pursuant to Section 7.2(a) hereof, provide notice of the total number of Registrable Securities for which registration has been requested to Cultor and Aquasearch. Within five days after the receipt of such notice, Cultor and Aquasearch must provide written notice to the Corporation of their intention to purchase all, but not less than all, of such Registrable Securities in a private placement transaction exempt from the registration requirements of the Securities Act. In the event that both Cultor and Aquasearch indicate an interest to purchase such Registrable Securities, then Cultor and Aquasearch shall be permitted to purchase such Registrable Securities pro rata based on their respective current ownership interests of the outstanding voting securities of the Corporation.

               (ii) The Corporation shall retain an investment banking firm of national reputation mutually acceptable to Cultor or Aquasearch, or both, as the case may be (hereinafter, collectively, the "DEMAND REGISTRATION BUYING PARTY") and the Initiating Holders to perform a valuation not later than 30 days after the date of engagement, of the fair market value of the Registrable Securities proposed to be sold by the Initiating Holders pursuant to the requested registration. Any such determination of fair market value pursuant to this
Section 7.2(c) shall be conclusive and binding on the Demand Registration Buying Party, the Initiating Holders and the

Corporation. The Demand Registration Buying Party shall be responsible for all fees and disbursements of the investment banking firm in making the valuation.

               (iii) The Registrable Securities owned by each Initiating Holder shall be purchased by the Demand Registration Buying Party at the fair market value specified in the valuation. The purchase price shall be paid in cash by the Demand Registration Buying Party by delivery to the Initiating Holders within 10 days after receipt of the valuation report from the investment banking firm.

     The right of first refusal in favor of Cultor and Aquasearch, or both, set forth in this Section 7.2 may be exercised each time that a request for registration is made pursuant to this Section 7.2; PROVIDED, HOWEVER, that this right of first refusal shall automatically expire upon the effectiveness of any registration statement under the Securities Act covering the sale of equity securities of the Corporation, whether such equity securities are being sold by the Corporation or by a shareholder of the Corporation.

     Section 7.3    CORPORATION REGISTRATION.

          (a) NOTICE OF REGISTRATION. If at any time or from time to time the Corporation shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a transaction under Rule 145, (iii) a registration relating to the initial underwritten public offering of the Corporation's Common Stock pursuant to a registration statement filed under the Securities Act or (iv) a registration pursuant to Section 7.2 hereof, the Corporation will:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten days after receipt of such written notice from the Corporation, by any Holder, except as provided in Section 7.3(b).

          (b) UNDERWRITING. If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 7.3(a). In such event the right of any Holder to registration pursuant to Section 7.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Corporation. Notwithstanding any other provision of this Section 7.3, if the Corporation or its underwriters determine that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may limit the Registrable

Securities and other securities to be distributed through such underwriting, but in no event may the Registrable Securities be limited to less than thirty percent (30%) in value of the securities covered by the registration. The Corporation shall advise all Holders distributing their securities through such underwriting of any such limitation. The number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in accordance with Section 7.4.

                    If any Holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not thereafter be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c) RIGHT TO TERMINATE REGISTRATION. The Corporation shall have the right to terminate or withdraw any registration initiated by it under this
Section 7.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Corporation in accordance with Section 7.5 hereof.

     Section 7.4    ALLOCATION OF REGISTRATION RIGHTS.  If, pursuant to
Section 7.2(b) or Section 7.3(b), the underwriters limit the Registrable Securities and other securities to be distributed through any underwriting, the number of Registrable Securities to be included in such registration shall be allocated (i) first to the Holders of Registrable Securities who hold Series A Preferred Stock or Conversion Stock issued upon conversion of Series A Preferred Stock, in proportion, as nearly as practicable, to the respective amounts of such Registrable Securities held by such Holders at the time of filing the registration statement, up to the amount requested by such Holders, and (ii) then (if any unallocated shares remain) to the holders of other Registrable Securities, in proportion, as nearly as practicable, to the respective amounts of such other Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Corporation may round the number of shares allocated to any Holder to the nearest 100 shares.

     Section 7.5    REGISTRATION ON FORM S-3.

          (a) If any Holder or Holders owning more than ten percent (10%) of the Registrable Securities request that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-term registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Corporation is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Corporation shall use all reasonable efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; PROVIDED, HOWEVER, that the Corporation shall not be required to effect more than one registration pursuant to this Section 7.5 in any twelve month period. After the Corporation's first public offering of its securities, the Corporation will use its best efforts to qualify for Form S-3 registration or a similar short form registration at the earliest opportunity. The provisions of Section 7.2(b) shall be applicable to each registration initiated under this Section 7.5.

          (b) Notwithstanding the foregoing, the Corporation shall not be obligated to take any action pursuant to this Section 7.5:

               (i) In any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (iii) During the period starting with the date 60 days prior to the Corporation's estimated date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to an initial issuance of equity securities of the Corporation (other than a registration of securities in a transaction under Rule 145 or with respect to an employee benefit plan or dividend reinvestment plan), PROVIDED THAT the Corporation is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

               (iv) If the Corporation shall furnish to such Holder a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors, it would be detrimental to the Corporation or its shareholders for registration statements to be filed in the near future, then the Corporation's obligation to use all reasonable efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the date of receipt of the written request from such Holder; PROVIDED, HOWEVER, that the Corporation shall not exercise such right more than once in any twelve-month period.

     Section 7.6 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with registrations pursuant to Sections 7.2, 7.3 and 7.5 shall be borne by the Corporation. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of securities included in such registration pro rata among each other on the basis of the number of shares so registered.

     Section 7.7 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Corporation pursuant to this
Article VII, the Corporation will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Corporation will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least 180 days or until the distribution described in such registration statement has been completed;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     Section 7.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Article VII:

          (a) To the extent permitted by law, the Corporation will indemnify each selling Holder, each of its officers, directors, partners and legal counsel, and each Person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Article VII, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), as incurred, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary prospectus, prospectus or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Corporation in connection with any such registration, qualification or compliance, and the Corporation will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Corporation by such Holder, controlling person or underwriter specifically for use therein.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, each of its directors, officers, and legal counsel, each underwriter, if any, of the Corporation's securities covered by such a registration statement, each Person who controls the Corporation or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, preliminary prospectus, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Corporation, such Holders, such directors, officers, Persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, preliminary prospectus, prospectus or other document in reliance upon and in conformity with written information furnished to the Corporation by such Holder specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein, unless such liability resulted from willful misconduct by such Holder. The managing underwriter of any proposed underwritten offering of Registrable Securities may require a Holder to enter into an agreement or undertaking in connection with a registration under this Article VII providing for indemnification or contribution on the part of such Holder greater than the Holder's obligations under this Section 7.8(b).

          (c) Each party entitled to indemnification under this Section 7.8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED THAT counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; AND PROVIDED FURTHER that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article VII unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action; AND PROVIDED FURTHER, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     Section 7.9 INFORMATION BY HOLDER. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this
Article VII with respect to the Registrable

Securities of any selling Holder that such Holder shall furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     Section 7.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Corporation, the Corporation agrees to use its best efforts to:

          (a) Make and keep current public information available in compliance with Rule 144(c) under the Securities Act, at all times after the effective date that the Corporation becomes subject to the reporting requirements of the Exchange Act.

          (b) File with the Commission in a timely manner all reports and other documents required of the Corporation under the Exchange Act (at any time after it has become subject to such reporting requirements);

          (c) So long as an Investor owns any Restricted Securities, upon request, (i) a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144(c) (at any time after 90 days after the effective date of the first registration statement filed by the Corporation for an offering of its securities), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements),
(ii) a copy of the most recent annual or quarterly report of the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act and (iii) such other reports and documents of the Corporation and other information in the possession of or reasonably obtainable by the Corporation as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     Section 7.11 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Corporation to register securities granted Holders under Sections 7.2, 7.3 and
7.5 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of (i) not less than the greater of (a) ten percent (10%) of the Registrable Securities owned by any Holder who owns at least 250,000 shares of Registrable Securities or (b) 25,000 shares in the case of any Holder who owns less than 250,000 shares of Registrable Securities, or to any transferee or assignee who is a constituent partner, officer, director or affiliate of a Holder or the estate of such transferee; PROVIDED THAT the Corporation be given prior written notice of the transfer and that such transfer may otherwise be effected in accordance with applicable securities laws.

     Section 7.12 STANDOFF AGREEMENT. Each Holder agrees in connection with the Corporation's initial public offering of the Corporation's equity securities, upon request of the Corporation or the underwriters of any underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such offering), directly or indirectly, without the prior written consent of the Corporation or such underwriters, as the case may be, for a period of 180 days (or such greater or lesser number of days, including one or more staggered periods) from the date such equity securities are first offered to the public, as may be requested by the Corporation or the underwriters. The restrictions on the Holders in this Section 7.12 are subject to the officers and key employees of the Corporation entering into substantially identical agreements.

     Section 7.13 TERMINATION OF REGISTRATION RIGHTS. The rights granted under this Article VII shall terminate on the third anniversary of the closing of the initial underwritten public offering of the Corporation's equity securities pursuant to a effective registration statement filed under the Securities Act.

                                  ARTICLE VIII

                                 CONFIDENTIALITY

     Section 8.1 GENERAL. The Parties to this Agreement shall maintain in strictest confidence and shall cause their directors, officers, employees, agents, counsel and representatives to maintain in strictest confidence, all proprietary and confidential information and materials (whether or not patentable), including, without limitation, equipment, processes, methods, data, software, reports, know-how, sources of supply, price information and quotations, customer lists, patent positions and business plans which are communicated to, learned of, developed or otherwise acquired by either Party, directly or indirectly, pursuant to this Agreement, the Additional Agreements or any other information designated by the disclosing Party as confidential or proprietary in relation to the subject matter of this Agreement or the Additional Agreements, which information is provided by one Party to the other either directly or indirectly ("CONFIDENTIAL INFORMATION"). All such Confidential Information shall remain the property of the Corporation, Cultor or Aquasearch, as the case may be, and upon the expiration or termination of this Agreement shall be returned to the Corporation, Cultor or Aquasearch, as applicable, or, at the disclosing Party's election, destroyed.

     Section 8.2 EXCEPTIONS. Confidential Information shall not include any information that (i) becomes known to the general public without the fault or breach (including simple negligence) of the receiving party; or (ii) was already known to the recipient as evidenced by prior written documents in its possession; or (iii) is disclosed to the recipient by a third party who is not in default of any confidentiality obligation to the disclosing party hereunder; or (iv) is developed by or on behalf of the receiving party, without reliance on Confidential Information received hereunder. Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining any other Party from any violation or threatened violation of this
Section 8.2.

     Section 8.3 SURVIVAL. The obligations of this Article VIII shall survive termination of this Agreement and each of the Parties hereto shall continue to observe them regardless of whether its rights hereunder shall be terminated or it shall cease to be a Party hereto.

                                   ARTICLE IX

                              TERM AND TERMINATION

     Section 9.1 TERM. This Agreement shall be binding on all Parties as of the date of execution hereof and shall continue in full force and effect for an indefinite term thereafter unless sooner terminated by (i) the sale by either Cultor or Aquasearch of all of the Initial Shares held by them to another Party or a third party, (ii) mutual written agreement of Cultor, Aquasearch and the Corporation, (iii) Cultor, Aquasearch or the Corporation prior to the Closing in the event of a failure of a condition described in Article XI below to which such Party's obligations hereunder are subject; (iv) a termination in accordance with this Article IX; or (v) otherwise by lawful exercise by a Party of its rights under applicable laws. The Parties' respective obligations pursuant to Articles VIII and X and Sections 3.3(h), 12.4 and 12.7 shall survive a termination for any reason.

     Section 9.2 TERMINATING EVENTS. Each of the events set forth below shall constitute a "TERMINATING EVENT" if Cultor or Aquasearch elects to terminate this Agreement upon the occurrence of such event:

          (a) The appointment of a trustee, receiver or other custodian for all or substantially all of the property of Cultor or Aquasearch or for any lesser portion of such property if the result is materially and adversely to affect the ability of such Party to fulfill its affirmative or negative obligations hereunder;

          (b) The determination by a court or tribunal of competent jurisdiction that Cultor or Aquasearch is insolvent;

          (c) The filing of a petition for liquidation (and not for reorganization) in bankruptcy by Cultor or Aquasearch on its own behalf or the filing of any such petition against Cultor or Aquasearch if the proceeding is not dismissed or withdrawn within 60 days thereafter;

          (d) An assignment by Cultor or Aquasearch for the benefit of its creditors;

          (e) The dissolution or liquidation of Cultor or Aquasearch other than in consequence of a merger, amalgamation or other corporate reorganization to which it is a party;

          (f) The occurrence of any of the events described in Sections 9.2(a) through (e) as to the Corporation, including, without limitation, any dissolution or liquidation pursuant to Section 3.1(i)(v); or

          (g) The commission of a Material Breach by Cultor, Aquasearch or the Corporation.

     Section 9.3 NOTICE OF EVENT. If Cultor, Aquasearch or the Corporation should suffer any event described in Sections 9.2(a) through (g), they shall immediately notify the other Parties of the occurrence of such event.

     Section 9.4 MATERIAL BREACH DEFINED. For the purpose of this Agreement, the commission of any of the following acts by Cultor, Aquasearch or the Corporation, which is not cured within 60 days following notice thereof to the breaching Party by the non-breaching Parties, shall constitute a Material
Breach:

          (a) As to Cultor (or its Affiliates, if applicable) the failure by Cultor, or such Affiliates to fully comply with its obligations contained in Articles II, III, IV, V, VIII, X or XI hereof or any Additional Agreement;

          (b) As to Aquasearch, the failure by Aquasearch (or its Affiliates, as applicable) to fully comply with its obligations of contained in Articles II, III, IV, V, VIII, X or XI hereof or any Additional Agreement; and

          (c) As to the Corporation, the failure by the Corporation (or its Affiliates, as applicable) to fully comply with its obligations of contained in Articles III, IV, V , VI, VIII, X or XI hereof or any Additional Agreement.

     The foregoing shall not be deemed to limit the ability of Cultor, Aquasearch or the Corporation to seek such legal and equitable remedies as Cultor, Aquasearch or the Corporation shall be entitled to seek on the basis of a Material Breach by a Party or the breach or failure of a Party to perform any other duty or obligation not set forth above which is otherwise contained in this Agreement.

     Section 9.5 NOTICE OF TERMINATION; MATERIAL CONSULTATION REGARDING TERMINATION. Cultor and Aquasearch shall each have the option, upon written notice to the Corporation and the other Party, to declare the various events described in Sections 9.2 (a) through (g) above a Terminating Event and to terminate this Agreement, the Aquasearch/Corporation License Agreement, the Corporation/Aquasearch License Agreement and the Cultor/Corporation Marketing Agreement (if applicable) upon the occurrence of such event as follows:

          (a) As to those Terminating Events described in Sections 9.2(a) through (e), the Party which is not subject to such bankruptcy, insolvency, or other proceeding shall have the right to terminate;

          (b) As to the Terminating Event described in Section 9.2(f), each of Cultor and Aquasearch shall have the right to terminate; and

          (c) As to the Terminating Events described in Section 9.2(g), the nonbreaching Party shall have the right to terminate.

     After notice of termination, Cultor and Aquasearch shall consult in good faith for 60 days concerning the disposition of their respective interests in the Corporation and the future operations and continued viability of the Corporation. If Cultor and Aquasearch cannot reach a complete and final agreement regarding such matters during such 60 days, Sections 9.6, 9.7 and 9.8 shall govern the rights and obligations of Cultor and Aquasearch following such termination.

     Section 9.6 EFFECT OF TERMINATING EVENT. After notice by Cultor or Aquasearch in accordance with Section 9.5, this Agreement shall terminate by one of the following alternative means:

          (a) The purchase of the interest of the other Party in accordance with Section 9.7(a);

          (b)  The liquidation of the Corporation as described in
Section 9.7(b); or

          (c)  The dissolution of the Corporation in accordance with
Section 9.8.

     Section 9.7 PURCHASE RIGHTS. Upon the occurrence of a Terminating Event (other than as described in Section 9.7(b)), and if Cultor and Aquasearch fail to reach a complete and final agreement regarding termination in accordance with
Section 9.5, Cultor and Aquasearch shall have the following rights and obligations with respect to the Initial Shares still held by them in the
Corporation:

          (a)  As to any Terminating Event described in Sections 9.2(a) through
(e), the Party which is not subject to the bankruptcy, insolvency and other proceeding shall purchase all the Securities of the bankrupt or insolvent Party for an amount equal to the fair market value of such Securities, determined in accordance with Section 9.7(e).

          (b) As to any Terminating Event described in Section 9.2(f), the Securities of the Parties shall not be purchased by one of the Parties, but rather each such Party shall be entitled to receive such distributions, if any, from the Corporation with respect to that Party's Securities as is distributable pursuant to Section 9.8 or otherwise in accordance with the terms of such dissolution, liquidation, bankruptcy, insolvency or other proceeding.

          (c) As to any Terminating Event described in Section 9.2(g), the Party which has not committed the Material Breach shall purchase all the Securities of the Party which has committed the Material Breach for a total amount equal to the fair market value of such Securities, as determined in accordance with Section 9.7(e); PROVIDED, HOWEVER, that the breaching Party shall only be entitled to receive for its Securities the difference between such fair market value purchase price and the amount of damages sustained by the Corporation and the non-breaching Party as a result of such Material Breach as determined in accordance with this Section 9.7(c). In such event and in the absence of an agreement resolving such issues between the Parties, the amount of damages payable by the breaching Party to the Person to whom they shall be owing shall be determined through the arbitration procedure described in Section 12.4 hereof. Any payment to the breaching Party with respect to its Securities shall be deferred until such arbitration is completed and any determination or judgment based on such arbitration has been approved in writing by all Parties or otherwise reduced to a final judgment by a court of competent jurisdiction. The amount of such damages shall be withheld by a damaged Party as an off-set against the purchase price or paid by a purchasing Party to a damaged Party, as appropriate, and the breaching Party shall receive the net payment, as reduced by such off-sets and payments to others, in full satisfaction of its Securities.

          (d) Any rights of Cultor or Aquasearch pursuant to this Section 9.7 to purchase all the Securities of the other Party shall be exercised, if at all, within 30 days following expiration of the 60-day period described in
Section 9.5. The purchase price for a Party's Securities shall be paid, subject to Section 9.7(c), by a cash payment within 90 days following expiration of the 60-day period described in Section 9.5.

          (e) For the purpose of this Section 9.7, the fair market value of a Party's Securities shall be determined by arm's-length agreement between the selling Party and the purchasing Party. If no such agreement can be reached, the fair market value of such Shares shall be determined on the basis of the appraisal procedure as provided in this Section 9.7(e). The valuation shall be made within 60 days thereafter by an investment banking firm of national reputation mutually acceptable to both Cultor and Aquasearch, or, if it is not possible or appropriate to retain such an investment banking firm, then by on the basis of the following appraisal procedure. The selling Party and purchasing Party shall each appoint an appraiser, and the two appraisers appointed shall in turn appoint a third appraiser. Each such appraiser shall be independent of and not affiliated with any of the Parties to this Agreement and shall be qualified to appraise the fair market value of the selling Party's Securities. Any such appraisal shall be based on the value of the business of the Corporation as an ongoing, operational business entity. The three appraisers shall each promptly render a good faith appraisal of the fair market value of the Securities being transferred. The average of the three appraisals shall be deemed to be the fair market value of such Securities. Any time periods set forth in this Section 9.7 shall be suspended during this appraisal procedure, which shall be completed not later than 60 days following completion of any proceedings pursuant to Section 12.4 hereof. Any such determination of fair market value pursuant to this Section 9.7(e) shall be conclusive and binding on the Parties hereto. The fees and disbursements of any appraisers retained pursuant to this Section 9.7(e) shall be deducted from the purchase price to be received by the selling Party.

          (f) During any period in which a Party has the right to purchase or is purchasing all the Securities of the other Party pursuant to this
Section 9.7, Cultor and Aquasearch shall use all diligent efforts to maintain and preserve the business of the Corporation pending the consummation of such purchase.

          (g) Following any purchase of all the Securities of Cultor by Aquasearch pursuant to this Section 9.7, the rights in and to any Microalgae Technology developed or obtained by Aquasearch or the Corporation shall be governed by Section 10.3(b) hereof.

          (h) Following any purchase of all the Securities of Aquasearch by Cultor pursuant to this Section 9.7, the rights in and to any Microalgae Technology developed or obtained by Aquasearch or the Corporation shall be governed by Section 10.4(c) hereof.

     Section 9.8 DISSOLUTION AND LIQUIDATION OF THE CORPORATION. If the Parties do not resolve their respective rights and obligations following the occurrence of a Terminating Event through a purchase and sale of Securities pursuant to Section 9.7, Cultor and Aquasearch shall promptly dissolve the Corporation and cause the Corporation's debts to be paid to the extent the Corporation's assets are available to do so and the remaining assets (other than any Microalgae Technology developed or obtained by Aquasearch or the Corporation prior to the date of such dissolution or liquidation, the rights in and to which shall be determined in accordance with Section 10.4(b) hereof) shall be distributed to the Parties in accordance with their rights as security holders of the Corporation.


                                    ARTICLE X

                              INTELLECTUAL PROPERTY

     Section 10.1 AQUASEARCH/CORPORATION LICENSE AGREEMENT. Pursuant to the terms and conditions of the Aquasearch/Corporation License Agreement (to be finalized at the time of the execution of this Agreement), Aquasearch shall grant to the Corporation an exclusive, worldwide, paid-up, royalty-free license, without the right to sublicense or (except as provided in Section 10.3(b) hereof) assign, under all of Aquasearch's rights in and to any and all Microalgae Technology, whether already existing or hereinafter obtained, to make, use and sell the Product within the Application Scope. Cultor, Aquasearch and the Corporation agree that the Microalgae Technology to be licensed under the Aquasearch/Corporation License Agreement is the proprietary and confidential information of Aquasearch and that, except for the licenses explicitly granted under the Aquasearch/Corporation License Agreement, Aquasearch shall retain all right, title and interest in and to such Microalgae Technology, and no license, right or other interest under any patents or patent applications (including, without limitation, any divisionals, continuations, continuations-in-part, reissues and foreign counterparts (whether or not claiming priority therefrom)), trademarks, copyrights, trade secrets, regulatory filings, technical information, know-how or other intellectual property rights other than as explicitly set forth in the Aquasearch/Corporation License Agreement shall be granted. In other words, the Parties agree that Aquasearch shall retain all rights in and to any and all Microalgae Technology licensed under the Aquasearch/Corporation License Agreement other than the right to make, use and sell the Product within the Application Scope.

     Section 10.2 CORPORATION/AQUASEARCH LICENSE AGREEMENT. The Corporation and Aquasearch shall enter into a license agreement (to be finalized at the time of the execution of this Agreement) (the "CORPORATION/AQUASEARCH LICENSE AGREEMENT"), pursuant to which the Corporation will grant to Aquasearch an exclusive, worldwide, paid-up, royalty-free license, with the right to sublicense and assign, under all of the Corporation's rights in and to any and all Microalgae

Technology, whether already existing or hereinafter obtained, to make, use and sell (i) the Product outside the Application Scope and (ii) any and all microalgae products other than the Product in any and all fields (including within the Application Scope). Cultor, Aquasearch and the Corporation agree that the Microalgae Technology to be licensed under the Corporation/Aquasearch License Agreement is the proprietary and confidential information of the Corporation and that, except for the licenses explicitly granted under the Corporation/Aquasearch License Agreement, the Corporation shall retain all right, title and interest in and to such Microalgae Technology, and no license, right or other interest under any patents or patent applications (including, without limitation, any divisionals, continuations, continuations-in-part, reissues and foreign counterparts (whether or not claiming priority therefrom)), trademarks, copyrights, trade secrets, regulatory filings, technical information, know-how or other intellectual property rights other than as explicitly set forth in the Corporation/Aquasearch License Agreement shall be granted. In other words, the Parties agree that the Corporation shall retain all rights in and to any and all Microalgae Technology licensed under the Corporation/Aquasearch License Agreement to make, use and sell the Product within the Application Scope.

     Section 10.3 RIGHTS IN AND TO MICROALGAE TECHNOLOGY WHEN CULTOR AND AQUASEARCH OWN LESS THAN 50% OF THE CORPORATION; UPON PURCHASE OF CULTOR'S INTEREST BY AQUASEARCH PURSUANT TO SECTION 3.1(i)(iv)(b) OR 9.7(g) HEREOF; OR UPON DISSOLUTION PURSUANT TO SECTION 2.4(f), 3.1(i)(v) OR 9.8 HEREOF. On the date (if any) Cultor and Aquasearch (including any respective Affiliates) shall hold less than 50% of the total voting power of the outstanding shares of the Corporation, the date (if any) that Aquasearch purchases all of Cultor's Securities pursuant to Section 3.1(i)(iv)(B) or 9.7(g) hereof, or the date (if any) of the dissolution of the Corporation pursuant to Section 2.4(f), 3.1(i)(v) or 9.8 hereof (in each case, the "CHANGE IN CONTROL DATE"), then, unless Cultor and Aquasearch shall otherwise agree, the rights of Aquasearch and the Corporation in and to any Microalgae Technology developed or obtained by Aquasearch or the Corporation prior to, on and after, the Change in Control Date shall be as provided in this Section 10.3:

          (a) AQUASEARCH/CORPORATION LICENSE AGREEMENT. As of the Change in Control Date, unless Cultor and Aquasearch shall otherwise agree, (i) the Aquasearch/Corporation License Agreement shall become an exclusive, worldwide, paid-up, royalty-free license, without right to sublicense or assign, from Aquasearch to the Corporation under all of Aquasearch's rights in and to any and all Microalgae Technology developed or obtained by Aquasearch, prior to the Change in Control Date, to make, use and sell the Product within the Application Scope and (ii) the Aquasearch/Corporation License Agreement shall terminate with respect to the obligation of Aquasearch to license to the Corporation any of Aquasearch's rights in and to any and all Microalgae Technology developed or obtained by Aquasearch on and after the Change in Control Date, to make, use and sell the Product within the Application Scope

          (b) ASSIGNMENT OF MICROALGAE TECHNOLOGY TO AQUASEARCH BY THE CORPORATION. As of the Change in Control Date, unless Cultor and Aquasearch shall otherwise agree, the Corporation agrees to assign, and hereby does assign, to Aquasearch all of its right, title and interest in and to any and all Microalgae Technology developed or obtained by the Corporation prior to the Change in

Control Date to make, use and sell any and all microalgae products (including the Product) in any and all fields (including within the Application Scope) (the "CHANGE IN CONTROL ASSIGNED TECHNOLOGY"). The Corporation hereby agrees to assist Aquasearch in every proper way to secure Aquasearch's rights in the Change in Control Assigned Technology in any and all countries, including the disclosure to Aquasearch of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which Aquasearch shall deem necessary or advisable in order to apply for and obtain such rights and in order to assign and convey to Aquasearch its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Change in Control Assigned Technology. The Corporation further agrees that the Corporation's obligation to execute or cause to be executed, when it is in the Corporation's power to do so, any such instrument or papers shall continue after the termination of this Agreement. If Aquasearch is unable for any reason to secure the Corporation's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering the Change in Control Assigned Technology or original works of authorship assigned to Aquasearch as above, then the Corporation hereby irrevocably designates and appoints Aquasearch and its duly authorized officers and agents as the Corporation's agent and attorney in fact, to act for and in the Corporation's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by the Corporation. As of the Change in Control Date, unless Cultor and Aquasearch shall otherwise agree, all of the Corporation's obligations under this Section 10.3(b) to assign to Aquasearch all of its right, title and interest in and to any and all Microalgae Technology existing prior to the Change in Control Date shall survive in perpetuity but any such obligations with respect to any and all Microalgae Technology developed or obtained by the Corporation on and after the Change in Control Date shall terminate on the Change in Control Date.

          (c) LICENSE OF CHANGE IN CONTROL ASSIGNED TECHNOLOGY TO THE CORPORATION BY AQUASEARCH. As of the Change in Control Date, Aquasearch shall grant to the Corporation an exclusive (except as to Aquasearch), worldwide, paid-up, royalty-free license, without right to sublicense or assign, under all of Aquasearch's rights in and to any and all Change in Control Assigned Technology assigned to Aquasearch by the Corporation pursuant to Section 10.3(b) hereof, to make, use and sell the Product within the Application Scope; PROVIDED, HOWEVER, that Aquasearch shall have no obligation to license to the Corporation any of Aquasearch's rights in and to any Microalgae Technology developed or obtained by Aquasearch on and after the Change in Control Date to make, use and sell the Product within the Application Scope; and, PROVIDED, FURTHER, that, for the avoidance of doubt, Cultor, Aquasearch and the Corporation explicitly agree that (i) the Corporation shall have the exclusive right to use any and all Change in Control Assigned Technology licensed to it under this Section 10.3(c) and any and all Microalgae Technology licensed to it under Section 10.3(a) hereof (pursuant to the Aquasearch/Corporation License Agreement) to make, use and sell the Product within the Application Scope, (ii) nothing in this Section 10.3(c) shall be construed to permit Aquasearch to use any Change in Control Assigned Technology or any other Microalgae Technology to make, use and sell the Product within the Application Scope and (iii) nothing in this Section 10.3(c) shall be construed to prohibit Aquasearch from using any Change in Control Assigned

Technology or any other Microalgae Technology to make, use and sell (A) the Product outside the Application Scope and (B) any and all microalgae products other than the Product in any and all fields (including within the Application
Scope).   Nothing in this Section 10.3 to the contrary shall affect in any manner the Corporation's continuing obligation to pay Aquasearch any royalties, if any, due to Aquasearch in accordance with the Cultor/Corporation Marketing Agreement (if applicable).

     Section 10.4 DISPOSITION OF TECHNOLOGY UPON TERMINATION OR PURCHASE OF INTERESTS. On the date (if any) this Agreement is terminated pursuant to any provision of Section 9.2 hereof or on the date (if any) that Cultor purchases all of the Securities of Aquasearch pursuant to Section 3.1(i)(iv)(C) or 9.7(h) hereof (in each case, the "TERMINATION DATE"), the rights of Aquasearch and the Corporation in and to any Microalgae Technology developed or obtained by Aquasearch or the Corporation prior to, on and after the Termination Date shall be as provided in this Section 10.4:

          (a) TERMINATION DUE TO SECTION 9.2(a), (b), (c), (d), (e) OR (g) EVENT REGARDING CULTOR. In the event of the termination of this Agreement pursuant to Sections 9.2(a), (b), (c), (d), (e) or (g) hereof with respect to Cultor, and unless Cultor and Aquasearch shall otherwise agree, Aquasearch and the Corporation shall thereafter each have the co-exclusive worldwide rights in and to any and all Microalgae Technology of Aquasearch and the Corporation as of the Termination Date, to manufacture, use and sell the Product within the Application Scope (subject to the terms and conditions of this Section 10.4(a)) to all customers and prospective customers, to perform all ancillary sales and marketing activities and to appoint other agents and distributors. In addition, unless Cultor and Aquasearch shall otherwise agree, (i) the Aquasearch/Corporation License Agreement shall become an exclusive (except as to Aquasearch), worldwide, paid-up, royalty-free license, without right to sublicense or assign, from Aquasearch to the Corporation under all of Aquasearch's rights in and to any and all Microalgae Technology developed or obtained by Aquasearch prior to the Termination Date, to make, use and sell the Product within the Application Scope, (ii) the Aquasearch/Corporation License Agreement shall terminate with respect to the obligation of Aquasearch to license to the Corporation all of Aquasearch's rights in and to any and all Microalgae Technology developed or obtained by Aquasearch on and after the Termination Date, to make, use and sell the Product within the Application Scope, (iii) the Corporation/Aquasearch License Agreement shall become an exclusive (except as to the Corporation), worldwide, paid-up, royalty-free license, with the right to sublicense and assign, from the Corporation to Aquasearch under all of the Corporation's rights in and to any and all Microalgae Technology developed or obtained by the Corporation prior to the Termination Date, to make, use and sell any and all microalgae products (including the Product) in any and all fields (including within the Application Scope) and (iv) the Corporation/Aquasearch License Agreement shall terminate with respect to the obligation of the Corporation to license to Aquasearch all of the Corporation's rights in and to any and all Microalgae Technology developed or obtained by the Corporation on and after the Termination Date to make, use and sell any and all microalgae products (including the Product) in any and all fields (including within the Application Scope). Nothing in this
Section 10.4(a) to the contrary shall affect in any manner the Corporation's continuing obligation to pay Aquasearch any royalties, if any, due to Aquasearch in accordance with the Cultor/Corporation Marketing Agreement (if applicable).

          (b) TERMINATION DUE TO SECTION 9.2 (f) OR (g) EVENT REGARDING THE CORPORATION. In the event of the termination of this Agreement pursuant to Sections 9.2(f) or (g) hereof with respect to the Corporation, and unless Cultor and Aquasearch shall otherwise agree, (i) the Aquasearch/Corporation License Agreement shall terminate on the Termination Date with respect to any and all Microalgae Technology, developed or obtained by Aquasearch prior to the Termination Date, to make, use and sell the Product within the Application Scope licensed to the Corporation pursuant to Section 10.1 and 10.3(c) hereof. As of the Termination Date, unless Cultor and Aquasearch shall otherwise agree, the Corporation agrees to assign, and hereby does assign, to Aquasearch all of its right, title and interest in and to any and all Microalgae Technology developed or obtained by the Corporation prior to the Termination Date to make, use and sell any and all microalgae products (including the Product) in any and all fields (including within the Application Scope) (the "TERMINATION DATE ASSIGNED TECHNOLOGY"). The Corporation hereby agrees to assist Aquasearch in every proper way to secure Aquasearch's rights in the Termination Date Assigned Technology in any and all countries, including the disclosure to Aquasearch of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which Aquasearch shall deem necessary or advisable in order to apply for and obtain such rights and in order to assign and convey to Aquasearch its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Termination Date Technology. The Corporation further agrees that the Corporation's obligation to execute or cause to be executed, when it is in the Corporation's power to do so, any such instrument or papers shall continue after the termination of this Agreement. If Aquasearch is unable for any reason to secure the Corporation's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering the Termination Date Assigned Technology or original works of authorship assigned to Aquasearch as above, then the Corporation hereby irrevocably designates and appoints Aquasearch and its duly authorized officers and agents as the Corporation's agent and attorney in fact, to act for and in the Corporation's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by the Corporation. Nothing in this Section 10.4(b) to the contrary shall affect in any manner the Corporation's obligation to pay Aquasearch any accrued royalties, if any, due to Aquasearch in accordance with the Cultor/Corporation Marketing Agreement (if applicable).

          (c) TERMINATION DUE TO SECTION 9.2(a), (b), (c), (d), (e) OR (g) EVENT REGARDING AQUASEARCH OR PURCHASE OF AQUASEARCH INTEREST BY CULTOR PURSUANT TO SECTION 3.1(i)(iv)(c) OR 9.7(h) HEREOF. In the event of the termination of this Agreement pursuant to Sections 9.2(a), (b), (c), (d), (e) or (g) hereof with respect to Aquasearch (or if Cultor purchases Aquasearch's interest in the Corporation pursuant to Section 3.1(i)(iv)(c) or 9.7(h) hereof), and unless Cultor and Aquasearch shall otherwise agree, the Corporation shall thereafter have the exclusive worldwide rights in and to any and all Microalgae Technology of Aquasearch and the Corporation, as of the Termination Date (subject to the terms and conditions of this Section 10.4(c)), to manufacture, use and sell the Product within the Application Scope to all customers and prospective customers, to perform all ancillary sales and marketing activities and to appoint other agents and distributors. In addition, unless Cultor and Aquasearch shall otherwise agree, (i) the Aquasearch/Corporation License Agreement shall become an exclusive (except as to Aquasearch), worldwide, paid-up, royalty-free license, without right to sublicense or assign, from Aquasearch to the Corporation under all of Aquasearch's rights in and to any and all Microalgae Technology developed or obtained by Aquasearch prior to the Termination Date, to make, use and sell the Product within the Application Scope, (ii) the Aquasearch/Corporation License Agreement shall terminate with respect to the obligation of Aquasearch to license to the Corporation all of Aquasearch's rights in and to any and all Microalgae Technology developed or obtained by Aquasearch on and after the Termination Date to make, use and sell the Product within the Application Scope, (iii) the Corporation/Aquasearch License Agreement shall become an exclusive (except as to the Corporation), worldwide, paid-up, royalty-free license, with the right to sublicense and assign, from the Corporation to Aquasearch under all of the Corporation's rights in and to any and all Microalgae Technology developed or obtained by the Corporation prior to the Termination Date to make, use and sell (A) the Product outside the Application Scope and (B) any and all microalgae products other than the Product in any and all fields (including within the Application Scope) and (iv) the Corporation/Aquasearch License Agreement shall terminate with respect to the obligation of the Corporation to license to Aquasearch all of the Corporation's rights in and to any and all Microalgae Technology developed or obtained by the Corporation on and after the Termination Date to make, use and sell (X) the Product outside the Application Scope and (Y) any and all microalgae products other than the Product in any and all fields (including within the Application Scope). Nothing in this Section 10.4(c) to the contrary shall affect in any manner the Corporation's continuing obligation to pay Aquasearch any royalties, if any, due to Aquasearch in accordance with the Cultor/Corporation Marketing Agreement (if applicable).


                                   ARTICLE XI

                            CONDITIONS TO OBLIGATIONS

     Section 11.1 CONDITIONS TO OBLIGATIONS OF CULTOR. The obligation of Cultor to enter into this Agreement shall be subject to the fulfillment, prior to or at the Closing, of all of the following conditions:

          (a) TRUTH AND PERFORMANCE. The representations, warranties and covenants of the Aquasearch and the Corporation contained in this Agreement shall be true and correct in all material respects at and as of the time of the Closing, and Aquasearch and the Corporation shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Aquasearch prior to or at the Closing.

          (b) NO PROHIBITION. The transactions contemplated by this Agreement and the Additional Agreements shall not be prohibited by any applicable law, court order or governmental regulation.

     Section 11.2 CONDITIONS TO OBLIGATIONS OF AQUASEARCH. The obligation of Aquasearch to enter into this Agreement shall be subject to the fulfillment, prior to or at the Closing, of all of the following conditions:

          (a) TRUTH AND PERFORMANCE. The representations, warranties and covenants of Cultor and the Corporation contained in this Agreement shall be true and correct in all material respects at and as of the time of the Closing and Cultor and the Corporation shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Cultor and the Corporation prior to or at the Closing.

          (b) NO PROHIBITION. The transactions contemplated by this Agreement and the Additional Agreements shall not be prohibited by any applicable law, court order or governmental regulation.

     Section 11.3 CONDITIONS TO OBLIGATIONS OF THE CORPORATION. The obligation of the Corporation to enter into this Agreement shall be subject to the fulfillment, prior to or at the Closing, of all of the following conditions:

          (a) TRUTH AND PERFORMANCE. The representations, warranties and covenants of Cultor and Aquasearch contained in this Agreement shall be true and correct in all material respects at and as of the time of the Closing and Cultor and Aquasearch shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Cultor and Aquasearch prior to or at the Closing.

          (b) NO PROHIBITION. The transactions contemplated by this Agreement and the Additional Agreements shall not be prohibited by any applicable law, court order or governmental regulation.


                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.1 NOTICES. Any notice, consent or approval required or permitted to be given or sent hereunder shall be in writing and may be delivered personally or sent by telecopied facsimile, or by first class mail, postage prepaid (if to an address in the same country as the sender) or air mail or its equivalent (if to an address outside the sender's country) to the Party on whom it is to be served at the address of that Party set forth below:

          (a)  If to Aquasearch, to:

               Aquasearch, Inc.
               73-4460 Queen Kaahumanu Highway
               Suite 110
               Kailua Kona HI 96740
               Attention: General Manager
               Fax: 808-326-9401

          with a copy to:

               Steven L. Berson, Esq.
               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto
               California 94304-1050
               Fax: 415-493-6811

          (b)  If to Cultor, to:

               Cultor Ltd.
               Kyllikkiportti 2
               FIN-00240 Helsinki
               Finland
               Attention: General Counsel
               Facsimile Transmission No.: 358-0-1344-1472

               with a copy to:

               Robert A. McTamaney, Esq.
               Carter, Ledyard & Milburn
               2 Wall Street
               New York, New York 10005
               Facsimile Transmission No.: 212-732-3232

          (c)  If to the Corporation, to:





               Attention:
               Facsimile Transmission No.:

          with a copy to:




               Facsimile Transmission No.:

          (d) Any notice or other documents sent by post properly addressed as aforesaid shall be deemed served seven days after the date of posting if sent air mail, one day after the date of posting (if sent domestically by domestic courier) and three days after the date of posting (if sent internationally by international courier) and any notice or other documents sent by telecopied facsimile shall be deemed served on the day of transmission.

          (d) Notices shall be served on the parties hereto at their addresses set out herein or at such other addresses as may be substituted for the purpose by a notice duly served in accordance with the provisions of this Section 12.1.

     Section 12.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the matters dealt with herein and supersedes any previous agreements or understandings between the Parties in relation to such matters. Each of the Parties acknowledges that in entering into this Agreement, it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein. No variation of this Agreement shall be valid or effective unless made by one or more instruments in writing and signed by the Parties.

     Section 12.3 AMENDMENTS. This Agreement may be amended, modified or supplemented only by a written instrument that refers expressly to this Agreement and that is executed by an authorized signatory of both of the Parties hereto. Any modification or variation of this Agreement other than in accordance with this Section 12.3 shall be null and void.

     Section 12.4   GOVERNING LAW; ARBITRATION.

          (a) Any dispute or claim arising out of or in relation to this contract, or the interpretation, making, performance, breach, validity or termination thereof, shall be finally settled by binding arbitration in New York, New York under the International Arbitration Rules of the American Arbitration Association (the "ARBITRATION RULES") by three arbitrators. All arbitrators must be impartial, independent, and experienced in international arbitration. Within 30 days after commencement of the arbitral proceedings, each Party shall select one arbitrator and, if possible, the Parties will jointly agree on a third arbitrator who will be the chair of the arbitral tribunal. If either Party fails to appoint an arbitrator, or if the Parties do no jointly agree on a third arbitrator within such 30-day period, the AAA shall, within 15 days thereafter, appoint such arbitrator(s) from the International Panel.

          (b) This contract shall be governed, interpreted and construed exclusively under the substantive laws of the State of New York. The arbitrators shall apply New York law to the merits of any dispute or claim, without referenced to rules of conflict of law. The arbitrators shall have the power to decide all questions of arbitrability. The arbitration proceedings shall be governed by federal arbitration law and by the Arbitration Rules, without reference to state arbitration law. At the request of either Party, the arbitrators will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (c) The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrators.

          (d) The arbitrators will award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees, including, without limitation, AAA administrative fees, arbitrator fees, travel expenses, out-of-pocket expenses (including, without limitation, such expenses as copying, telephone, facsimile, postage, and courier fees), witness fees, and attorneys' fees and disbursements.

     Section 12.5 ASSIGNMENT. The rights and liabilities conferred by this Agreement are personal to the Parties hereto and, except as specifically provided in this Agreement, may not be assigned or transferred in whole or in part by either Party hereto without the prior consent in writing of the other Parties, except that either may, with the consent of the other not to be unreasonably withheld, assign its rights and obligations hereunder to any of its Affiliates, provided that in such event the assigning party shall not be relieved of its obligations hereunder. Notwithstanding anything else in this
Section 12.5 or this Agreement to the contrary, the Parties each understand and agree that Aquasearch desires to change the jurisdiction of its incorporation from Colorado to Delaware, that a proposal to approve such reincorporation in Delaware will be included in the proxy statement to be distributed to Aquasearch's shareholders in connection with Aquasearch's Annual Shareholders' Meeting, and that, if the reincorporation proposal is approved by Aquasearch's Shareholders at the Aquasearch Annual Shareholders' Meeting, Aquasearch will proceed to effect the reincorporation as soon as possible thereafter. Aquasearch, and Cultor and the Corporation each expressly approve of the reincorporation and agree that Aquasearch may assign all of its rights, duties, obligations, covenants and benefits under this Agreement to the Delaware successor corporation, and that, upon consummation of such assignment, all of the rights, obligations, covenants and benefits of Cultor and the Corporation and such Delaware successor corporation shall be the same as if this Agreement had been entered into between Cultor, the Corporation and such Delaware successor corporation on the date hereof.

     Section 12.6 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties hereto and nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the Parties and successors and assigns permitted by
Section 12.5, any right, remedy or claim under or by reason of this Agreement.

     Section 12.7 WAIVERS. (a) No failure to exercise and no delay in exercising on the part of any Party hereto any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof.

          (b) In the event that any Party hereto shall expressly waive any breach, default or omission hereunder, no such waiver shall apply to, or operate as, a waiver of similar breaches, defaults or omissions or be deemed a waiver of any other breach, default or omission hereunder.

          (c) The rights and remedies of each of the Parties in connection herewith are cumulative and are not exclusive of any rights or remedies provided by law or equity.

     Section 12.8   PARTIAL INVALIDITY.   The respective restrictions on the
Parties herein contained are considered reasonable by the Parties but, if any such restriction shall be found void but would be valid if some part thereof were deleted or the period or area of application reduced, such restriction shall apply with such modification as may be necessary to make it valid and effective.

     Section 12.9 SEVERABILITY. If at any time any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, neither the validity, legality or enforceability of the remaining provisions shall in any way be affected or impaired thereby.


     Section 12.10 COSTS AND ATTORNEYS' FEES. Each Party will pay its own costs and attorneys' fees incident to this Agreement and the transactions contemplated hereby (except as may be specifically provided for herein) whether or not these transactions shall be consummated.

     Section 12.11 PUBLIC ANNOUNCEMENTS. Neither of the Parties hereto shall issue any press release or otherwise publicize this Agreement or the transactions contemplated herein prior to the Closing without the approval of the other Party, which approval shall not be unreasonably withheld. Cultor and the Corporation recognize that Aquasearch is a public company subject to disclosure requirements under applicable law. The approval of a specific press release or other form of publicity shall not constitute approval of subsequent press releases or publicity.

     Section 12.12 INDEMNITY AS TO REPRESENTATIONS, WARRANTIES AND COVENANTS. The rights of the Parties to enforce the representations, warranties and covenants contained in this Agreement shall survive the Closing. Cultor, Aquasearch and the Corporation agree to indemnify and hold each other harmless from any losses, damages, expenses (including interest, penalties, and reasonable attorneys' fees and disbursements, which shall include attorneys' fees and disbursements on appeal), or other liabilities which either may suffer, directly or indirectly, by reason of the inaccuracy of any warranty or representation, or breach of any covenant, of the other Party hereto contained in this Agreement.

     Section 12.13 ENGLISH LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects. All communications and notices hereunder shall be in the English language

     Section 12.14 UNITED STATES CURRENCY. All amounts described under this Agreement and all transactions between the Parties in connection with this Agreement shall be paid in U.S. dollars.

     Section 12.15 LIMITATION OF LIABILITY. EXCEPT FOR BODILY INJURY OF A PERSON, NEITHER PARTY SHALL BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES UNDER ANY NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHER THEORY WITH RESPECT TO ANY TERM OR SUBJECT MATTER OF THIS AGREEMENT.

     Section 12.16 IRREPARABLE HARM. The Parties recognize that breach of this Agreement by one will cause irreparable injury to the other for which damages is not an adequate remedy. Accordingly, the non-breaching Party shall be entitled to mandatory or injunctive equitable relief in addition to whatever remedies it may have at law or under this Agreement.

     Section 12.17 ACKNOWLEDGMENT OF LIABILITY AND REMEDY PROVISIONS. Each Party recognizes and agrees that the liability and remedy limitations in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each Party under this Agreement and in the decision by each Party to enter into this Agreement.

     Section 12.18 NO AGENCY. Nothing herein contained may be construed as constituting either Cultor, Aquasearch or the Corporation the agent of, or possessing any authority to bind, the other.

     Section 12.19 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by ether Party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any Party hereto



                            [SIGNATURE PAGE FOLLOWS.]

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their authorized representatives as of the date first written above.


Attest:                                 CULTOR, LTD.


By:                                          By:
   --------------------------------              ------------------------------
     (Secretary)                                   Name:
                                                   Title:


Attest:                                 AQUASEARCH, INC.



By:                                     By:
   --------------------------------           ------------------------------
     (Secretary)                                   Name:
                                                   Title:




Attest:                                 CORPORATION



By:                                     By:
   --------------------------------           ------------------------------
     (Secretary)                               Name:
                                               Title: